Filed pursuant to Rule 433(d)
Registration Statement No. 333-138237

CMLTI 2007-AHL2

Term Sheet	Date Prepared: May 14, 2007

Citigroup Mortgage Loan Trust Asset-Backed Certificates,

Series 2007 - AHL2

Approximate Total Offered Size: $507,851,000
Citigroup Global Markets Realty Corp.
Seller
Countrywide Home Loans Servicing LP
Servicer
Citigroup Mortgage Loan Trust, Inc.
Depositor

Tranche	Amount(1)	Int. Type / Class	Initial Credit Enhancement Percentage(2)	Ratings (S&P/Moody’s)		WAL (Call/Mat)(3)	Window (Call/Mat)(3)
Offered Certificates
A-3A	214,500,000	FLT/SNR/SEQ	23.00%	AAA	Aaa	1.00 / 1.00	1 - 23 / 1 - 23
A-3B	133,185,000	FLT/SNR/SEQ	23.00%	AAA	Aaa	3.00 / 3.00	23 - 71 / 23 - 71
A-3C	33,620,000	FLT/SNR/SEQ	23.00%	AAA	Aaa	6.37 / 8.75	71 - 77 / 71 - 186
M-1	43,768,000	FLT/MEZZ	18.40%	AA+	Aa1	4.83 / 5.35	47 - 77 / 47 - 161
M-2	39,486,000	FLT/MEZZ	14.25%	AA	Aa2	4.62 / 5.11	43 - 77 / 43 - 148
M-3	13,797,000	FLT/MEZZ	12.80%	AA-	Aa3	4.53 / 5.01	42 - 77 / 42 - 138
M-4	16,651,000	FLT/MEZZ	11.05%	A+	A1	4.50 / 4.95	41 - 77 / 41 - 134
M-5	12,844,000	FLT/MEZZ	9.70%	A	A2	4.46 / 4.90	40 - 77 / 40 - 129
Not Offered Hereby
A-1	174,717,000	FLT/SNR/PT	23.00%	AAA	Aaa	2.07 / 2.23	1 - 77 / 1 - 175
A-2	176,616,000	FLT/SNR/PT	23.00%	AAA	Aaa	2.10 / 2.27	1 - 77 / 1 - 178
M-6	11,418,000	FLT/MEZZ	8.50%	A-	A3	4.45 / 4.87	40 - 77 / 40 - 124
M-7	10,466,000	FLT/MEZZ	7.40%	BBB+	Baa1	4.42 / 4.81	39 - 77 / 39 - 120
M-8	9,040,000	FLT/MEZZ	6.45%	BBB	Baa2	4.41 / 4.78	39 - 77 / 39 - 115
M-9	9,990,000	FLT/MEZZ	5.40%	BBB-	Baa3	4.39 / 4.73	38 - 77 / 38 - 110
M-10	13,797,000	FLT/MEZZ	3.95%	BB+	Ba1	4.38 / 4.65	38 - 77 / 38 - 104

(1) Certificate sizes are subject to change (+/- 10%)
(2) Includes Overcollateralization
    (3) Based on Pricing Prepayment Assumption

Transaction Overview:
Sole Manager:	Citigroup Global Markets Inc.	Expected Pricing Date:	May [16], 2007
Rating Agencies:	S&P / Moody’s	Expected Settlement Date:	May 30, 2007
Trustee:	U.S. Bank, N.A.	Trust Administrator	Citibank N.A.

Citigroup Global Markets Inc.

This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc. Financial Advisor immediately.

CMLTI 2007-AHL2

For Further Information:

Mortgage Finance Perry DeFelice (212) 723-1153 Matt Fallon (212) 723-6334 Ranie Guo (212) 723-6557	MBS Trading Steve Weinstein (212) 723-6325 Phil Seares (212) 723-6325 Supriya Bajoria (212) 723-6325	MBS Structuring Shekhar Shah (212) 723-6325 Tai Wu (212) 723-5859 Noel Doromal (212) 723-9026

*All numbers are preliminary and subject to change.

Filed pursuant to Rule 433(d)
Registration Statement No. 333-138237

This term sheet constitutes ABS informational and computational material used in reliance on Rule 167 of the Securities Act of 1933, as amended.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this termsheet relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-877-858-5407.

This termsheet is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this termsheet is preliminary and is subject to completion or change.

The information in this termsheet, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar termsheet relating to these securities.

This termsheet is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this termsheet may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The information in this termsheet may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

This termsheet is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this termsheet and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time.

TRANSACTION SUMMARY

Title of Securities:	Citigroup Mortgage Loan Trust, Series 2007-AHL2.
Offered Certificates:
Approximately $381,305,000 senior floating-rate Certificates (the Class A-3A, Class A-3B, Class A-3C Certificates) and approximately $126,546,000 mezzanine floating-rate Certificates (the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5).

Non-Offered Certificates:	Class A-1, Class A-2, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class CE, Class P, Class R and Class R-X Certificates.
Class A Certificates:	The Group I, the Group II and the Group III Certificates.
Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates.
Group I Certificates:	Class A-1 Certificates which evidence interests in the Group I Mortgage Loans.
Group II Certificates:	Class A-2 Certificates which evidence interests in the Group II Mortgage Loans.
Group III Certificates:	Class A-3A, Class A-3B, and Class A-3C Certificates which evidence interests in the Group III Mortgage Loans.
Sponsor:	Citigroup Global Markets Realty Corp.
Seller:	Citigroup Global Markets Realty Corp.
Originator:	Accredited Home Lenders, Inc.
Servicer:
Countrywide Home Loans Servicing LP
Countrywide Home Loans Servicing LP currently has a Servicer Quality rating of SQ1 by Moodys and a rating of “Strong” by S&P as a Primary Servicer of subprime residential mortgage loans.

Depositor:	Citigroup Mortgage Loan Trust, Inc.
Credit Risk Manager:
Office Tiger Global Real Estate Services will act as the trust’s representative in advising the Servicer regarding certain delinquent and defaulted mortgage loans, and in monitoring and reporting to the trust administrator on the performance of such mortgage loans.

Trust Administrator:	Citibank N.A.
Trustee:	U.S. Bank, N.A.
Swap Provider:	[TBD]
Collateral:
Approximately 4,792 adjustable-rate and fixed-rate, first and second lien, closed-end, subprime mortgage loans with an aggregate scheduled principal balance as of the Cut-off Date of approximately $951,478,465.

For the purpose of calculating interest and principal on the Class A Certificates, the Mortgage Loans have been divided into three loan groups, designated as follows:

Group I Mortgage Loans: Approximately 1,243 adjustable-rate and fixed-rate mortgage loans with an aggregate scheduled principal balance as of the Cut-off Date of approximately $226,904,738 with principal balances at origination that conform to principal balance limits of Freddie Mac.

Group II Mortgage Loans: Approximately 1,261 adjustable-rate and fixed-rate mortgage loans with an aggregate scheduled principal balance as of the Cut-off Date of approximately $229,372,512 with principal balances at origination that conform to principal balance limits of Fannie Mae.

Group III Mortgage Loans: Approximately 2,288 adjustable-rate and fixed-rate mortgage loans with an aggregate scheduled principal balance as of the Cut-off Date of approximately $495,201,215 with principal balances at origination that may or may not conform to principal balance limits of either Fannie Mae or Freddie Mac.

The characteristics of the pool of Mortgage Loans delivered on the Closing Date are not expected to differ materially from the characteristics of the Mortgage Loans described herein although the range of mortgage rates and maturities and certain other characteristics of the Mortgage Loans set forth in this term-sheet may vary by as much as 10%.

Closing Date:	On or about May 30, 2007.
Distribution Dates:	25th of each month, or if such day is not a business day, the next succeeding business day, commencing June 2007.
Cut-off Date:	May 1, 2007.
Payment Delay:	The Offered Certificates have a 0 day delay
Day Count:	The Offered Certificates are Actual/360
Administrative Fee Rate:	Sum of the Servicing Fee, Trustee Fee, and Credit Risk Manager Fee equal to approximately 0.515% per annum.
Denomination:	$25,000 and multiples of $1 in excess thereof.
Legal Final Maturity:	For all classes the legal final maturity is expected to be May 2037.
SMMEA Eligibility:	The Offered Certificates will NOT be SMMEA eligible.
ERISA Eligibility:
The Offered Certificates are expected to be eligible for purchase by employee benefit plans and similar plans and arrangements that are subject to Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986 that qualify under an investor-based prohibited transaction class exemption, as described in the prospectus.

Tax Status:	The Offered Certificates will be treated as REMIC regular interests for federal income tax purposes.

STRUCTURE SUMMARY

Structure:	Senior/Subordinate/Overcollateralization Structure.
Pricing Prepayment Assumption:
Fixed-Rate Mortgage Loans: 4.0% CPR building to 23.0% CPR during months 1 to 12 and 23.0% CPR thereafter.

Adjustable-Rate Mortgage Loans with 2 years and shorter Fixed Rate Period: 2.0% CPR in month 1, building to 30.0% CPR by month 12; 30.0% CPR for months 13-22; 60.0% CPR for months 23-27; 35.0% CPR for months 28 and thereafter.

Adjustable-Rate Mortgage Loans with 3 years and longer Fixed Rate Period: 2.0% CPR in month 1, building to 30.0% CPR by month 12; 30.0% CPR for months 13-34; 60.0% CPR for months 35-39; 35.0% CPR for months 40 and thereafter.

Pass-Through Rate:
The monthly Pass-Through Rate for the Class A and Class M Certificates on each Distribution Date is the lesser of:
•  (1) the Formula Rate
•  (2) the related Net WAC Cap for that Distribution Date
The Formula Rate for the Class A and Class M Certificates is as follows:
                        •       On or prior to the Optional Termination Date: The lesser of (i) 1-Month LIBOR plus a margin which will be set at pricing for the Class A and Class M
 Certificates and (ii) the related Maximum Cap Rate.
                        •       After the Optional Termination Date: The lesser of (i)1-Month LIBOR plus 2x the initial margin for the Class A Certificates and 1-Month LIBOR plus 1.5x the initial margin for the Class M Certificates and (ii) the related Maximum Cap Rate.

Principal Payments for Class A Certificates:
Prior to the Stepdown Date or if a Trigger Event is in effect, the Class A Certificates will receive ALL of the principal collected on the related mortgage loans plus any Excess Interest from the mortgage loans required to maintain the Targeted Overcollateralization Amount.

On or after the Stepdown Date and assuming no Trigger Event is in effect, principal distributed to the Class A Certificates will be an amount such that the Class A Certificates will have approximately [46.00]% of the current principal balance of the Mortgage Loans as credit enhancement (which is 2x the initial credit support).

Principal Payments for Class M Certificates:
The Class M Certificates will NOT receive any principal payments prior to the Stepdown Date, or if a Trigger Event occurs, unless the aggregate principal balance of the Class A Certificates is reduced to zero.

Thereafter (assuming no Trigger Event is in effect), principal will be shared among the Class M Certificates to maintain, in each case, approximately 2x their respective initial credit support.

Maximum Cap Rate:
The Maximum Cap Rate for any Distribution Date and

(a) the Group I Certificates is a per annum rate (adjusted for the actual number of days in the related Interest Accrual Period) equal to the weighted average of the Maximum Net Mortgage Rates on the then outstanding Group I Mortgage Loans, weighted based on their principal balances as of the first day of the related Due Period
(i)  minus the Net Swap Payment (as defined in the Swap Agreement) or Swap Termination Payment, if any, made to the Swap Provider (only if such Swap
          Termination Payment is not due to a Swap Provider Trigger Event (as defined in the Swap Agreement)) expressed as a per annum rate of Net Swap Payment or
          Swap Termination Payment made to the Swap Provider by the Trust divided by the aggregate principal balance of the Mortgage Loans,
(ii)     plus, any amounts expressed as a per annum rate, equal to the Net Swap Payment made by the Swap Provider and divided by the aggregate principal balance of the Mortgage Loans.

(b) the Group II Certificates is a per annum rate (adjusted for the actual number of days in the related Interest Accrual Period) equal to the weighted average of the Maximum Net Mortgage Rates on the then outstanding Group II Mortgage Loans, weighted based on their principal balances as of the first day of the related Due Period
(i)      minus the Net Swap Payment or Swap Termination Payment, if any, made to the Swap Provider (only if such Swap Termination Payment is not due to a Swap
          Provider Trigger Event (as defined in the Swap Agreement)) expressed as a per annum rate of Net Swap Payment or Swap Termination Payment made to the Swap
          Provider by the Trust divided by the aggregate principal balance of the Mortgage Loans,
(ii)     plus, any amounts expressed as a per annum rate, equal to the Net Swap Payment made by the Swap Provider and divided by the aggregate principal balance of the Mortgage Loans.

(c) the Group III Certificates is a per annum rate (adjusted for the actual number of days in the related Interest Accrual Period) equal to the weighted average of the Maximum Net Mortgage Rates on the then outstanding Group III Mortgage Loans, weighted based on their principal balances as of the first day of the related Due Period
(i)  minus the Net Swap Payment or Swap Termination Payment, if any, made to the Swap Provider (only if such Swap Termination Payment is not due to a Swap
          Provider Trigger Event (as defined in the Swap Agreement)) expressed as a per annum rate of Net Swap Payment or Swap Termination Payment made to the Swap
          Provider by the Trust divided by the aggregate principal balance of the Mortgage Loans,
(ii)     plus, any amounts expressed as a per annum rate, equal to the Net Swap Payment made by the Swap Provider and divided by the aggregate principal balance of the Mortgage Loans.

(d) the Mezzanine Certificates is a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group the current aggregate Certificate Principal Balance of the related Class A Certificates) of (i) the Maximum Cap Rate for the Group I Certificates, (ii) the Maximum Cap Rate for the Group II Certificates and (ii) the Maximum Cap Rate for the Group III Certificates.

Group I Principal Remittance Amount:
For any Distribution Date, an amount equal to the aggregate of:
(i)        the principal portion of all scheduled monthly payments on the Group I Mortgage Loans actually received or advanced on or prior to the related Determination Date;
(ii)  the principal portion of all proceeds received in respect of the repurchase of a Group I Mortgage Loan, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the related Prepayment Period; and
(iii)     the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period net of reimbursements, including reimbursements to the trustee and the servicer, to the extent applied as recoveries of principal on the Group I Mortgage Loans.

Group II Principal Remittance Amount:
For any Distribution Date, an amount equal to the aggregate of:
(iv)      the principal portion of all scheduled monthly payments on the Group II Mortgage Loans actually received or advanced on or prior to the related Determination Date;
(v)  the principal portion of all proceeds received in respect of the repurchase of a Group II Mortgage Loan, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the related Prepayment Period; and
(vi)      the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period net of reimbursements, including reimbursements to the trustee and the servicer, to the extent applied as recoveries of principal on the Group II Mortgage Loans.

Group III Principal Remittance Amount:
For any Distribution Date, an amount equal to the aggregate of:
(i)        the principal portion of all scheduled monthly payments on the Group III Mortgage Loans actually received or advanced on or prior to the related Determination Date;
(ii)  the principal portion of all proceeds received in respect of the repurchase of a Group III Mortgage Loan, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the related Prepayment Period; and
(iii)     the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period net of reimbursements, including reimbursements to the trustee and the servicer, to the extent applied as recoveries of principal on the Group III Mortgage Loans.

Optional Termination:
10% cleanup call based on the Cut-off Date Principal Balance of the mortgage loans. If such call is exercised, the Class A and M Certificateholders are entitled, to the extent of funds available, to:
•  Outstanding principal balance of the Class A and Class M Certificates
•  Current interest accrued on such balance at the related Pass-Through Rate
•  Interest previously earned but not paid (if any)
•  LIBOR Carryover Amount (if any)

Group I Net WAC Cap:
The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to (x) the weighted average of the Net Mortgage Rates of the Group I Mortgage Loans minus (y) the Net Swap Payment or Swap Termination Payment, if any, made to the Swap Provider (only if such Swap Termination Payment is not due to a Swap Provider Trigger Event (as defined in the Swap Agreement)) expressed as a percentage, equal to a fraction, the numerator of which is equal to the Net Swap Payment or Swap Termination Payment made to the Swap Provider by the Trust and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans, multiplied by 12.

Group II Net WAC Cap:
The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to (x) the weighted average of the Net Mortgage Rates of the Group II Mortgage Loans minus (y) the Net Swap Payment or Swap Termination Payment, if any, made to the Swap Provider (only if such Swap Termination Payment is not due to a Swap Provider Trigger Event (as defined in the Swap Agreement)) expressed as a percentage, equal to a fraction, the numerator of which is equal to the Net Swap Payment or Swap Termination Payment made to the Swap Provider by the Trust and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans, multiplied by 12.

Group III Net WAC Cap:
The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to (x) the weighted average of the Net Mortgage Rates of the Group III Mortgage Loans minus (y) the Net Swap Payment or Swap Termination Payment, if any, made to the Swap Provider (only if such Swap Termination Payment is not due to a Swap Provider Trigger Event (as defined in the Swap Agreement)) expressed as a percentage, equal to a fraction, the numerator of which is equal to the Net Swap Payment or Swap Termination Payment made to the Swap Provider by the Trust and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans, multiplied by 12.

Class M Net WAC Cap:
The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group, the current certificate principal balance of the related Class A Certificates), of (i) the Net WAC Cap for the Group I Certificates, (ii) the Net WAC Cap for the Group II Certificates and (iii) the Net WAC Cap for the Group III Certificates

Net Mortgage Rate:	For each Mortgage Loan the applicable Mortgage Rate less the Administrative Fee Rate.
LIBOR Carryover Amount:
The excess, if any, of (i) the amount of interest the Class A and Class M Certificates would have accrued for such Distribution Date based on its respective Formula Rate, over (ii) the amount of interest the Certificates accrued for such Distribution Date based on the related Net WAC Cap, plus the unpaid portion of any such excess from prior Distribution Dates plus interest accrued thereon at the respective Formula Rate.

Interest Carry Forward Amount:
As of any Distribution Date, the sum of:
(i)  the excess, if any, of the Accrued Certificate Interest and any Interest Carry Forward Amount for the prior Distribution Date, over the amount in respect of interest actually distributed on each class on such prior Distribution Date and
(ii)     interest on such excess at the applicable Pass-Through Rate on the basis of the actual number of days elapsed since the prior Distribution Date.

Excess Interest:
Excess Interest, to the extent it is not used for other required purposes, including to absorb realized losses on the Mortgage Loans, to cover interest shortfalls on the Certificates, to reimburse previously allocated losses, or to fund any Overcollateralization Deficiency, will be available to make distributions of the LIBOR Carryover Amount to the Certificates in an amount equal to any reductions in the amount of interest distributable to such holders caused by application of the related Net WAC Cap. Excess Interest includes any net amounts received or payable by the trust under the Swap Agreement for that Distribution Date.

Senior Enhancement Percentage:
For any Distribution Date, the percentage obtained by dividing
(x)  the sum of:
(i)  the aggregate Certificate Principal Balance of the Class M Certificates, and
(ii)  the overcollateralization amount, in each case after taking into account the distribution of the Principal Distribution Amount on such Distribution Date by
(y)  the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period.

Available Funds:
For any Distribution Date, the sum, net of amounts reimbursable therefrom to the Servicer, the Trustee, the Trust Administrator, the Credit Risk Manager or the Swap Provider (other than any Swap Termination Payment owed to the Swap Provider due to a Swap Provider trigger event) of: (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due during the related Due Period and received on or prior to the related Determination Date; (ii) unscheduled payments in respect of the Mortgage Loans (including prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for the Mortgage Loans, occurring during the related Prepayment Period or proceeds from the repurchase of the Mortgage Loans due to the Optional Termination of the Trust); (iii) all Servicer Advances with respect to the Mortgage Loans received for such Distribution Date; and (iv) all compensating interest paid by the Servicer in respect of prepayment interest shortfalls for the related period.

Principal Distribution Amount:
On any Distribution Date, the lesser of (i) the outstanding certificate principal balance of the Class A and Class M Certificates and (ii) the Principal Remittance Amount plus any Excess Interest allocable to principal in order build to or maintain the Targeted Overcollateralization Amount minus any Overcollateralization Release Amount.

Group I Principal Distribution Amount:
With respect to any Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, 100% of the principal received on the Group I Mortgage Loans. With respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, an amount, not less than zero, equal to the excess of (i) the outstanding certificate principal balance of the Group I Certificates over (ii) the lesser of (a) approximately 54.00% of the outstanding principal balance of the Group I Mortgage Loans on the last day of the related Due Period and (b) the excess, if any, of the outstanding principal balance of the Group I Mortgage Loans as of the last day of the related Due Period over 0.50% of the aggregate principal balance of the Group I Mortgage Loans as of the cut-off date.

Group II Principal Distribution Amount:
With respect to any Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, 100% of the principal received on the Group II Mortgage Loans. With respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, an amount, not less than zero, equal to the excess of (i) the outstanding certificate principal balance of the Group II Certificates over (ii) the lesser of (a) approximately 54.00% of the outstanding principal balance of the Group II Mortgage Loans on the last day of the related Due Period and (b) the excess, if any, of the outstanding principal balance of the Group II Mortgage Loans as of the last day of the related Due Period over 0.50% of the aggregate principal balance of the Group II Mortgage Loans as of the cut-off date.

Group III Principal Distribution Amount:
With respect to any Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, 100% of the principal received on the Group III Mortgage Loans. With respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, an amount, not less than zero, equal to the excess of (i) the outstanding certificate principal balance of the Group III Certificates over (ii) the lesser of (a) approximately 54.00% of the outstanding principal balance of the Group III Mortgage Loans on the last day of the related Due Period and (b) the excess, if any, of the outstanding principal balance of the Group III Mortgage Loans as of the last day of the related Due Period over 0.50% of the aggregate principal balance of the Group III Mortgage Loans as of the cut-off date.

All distributions of principal to the Group III Certificates on any Distribution Date will be distributed first to the Class A-3A Certificates, second to the Class A-3B Certificates, and third to the Class A-3C Certificates, in each case until the Certificate Principal Balance of each such class of Certificates has been reduced to zero.

Notwithstanding the foregoing, on any Distribution Date on or after which the aggregate Certificate Principal Balance of the Class M and Class CE Certificates has been reduced to zero, principal will be allocated to Group III Certificates on a pro-rata basis.

Class M Principal Distribution Amount:
For each Class M Certificate with respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, the excess of (i) the sum of (a) the aggregate outstanding Certificate Principal Balance of all more senior Certificates after distribution of all more senior Principal Distribution Amounts on the related Distribution Date and (b) the outstanding Certificate Principal Balance of the respective Class M Certificates over (ii) the lesser of (a) approximately 100% minus 2X the respective Class M Certificates initial credit support percentage of the outstanding principal balance of the Mortgage Loans on the last day of the related Due Period and (b) the excess, if any, of the outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period over 0.50% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off date.

Swap Agreement:
On the Closing Date, the Trust Administrator (in its capacity as Supplemental Interest Trust Trustee for the Supplemental Interest Trust) will enter into a Swap Agreement with the Swap Provider. Under the Swap Agreement, on each Distribution Date (i) the trust shall be obligated to pay to the Swap Provider an amount equal to [5.04]% per annum on a notional amount equal to the related swap notional amount set forth in the schedule below and (ii) the trust will be entitled to receive from the Swap Provider an amount equal to One-Month LIBOR on the notional balance in each case as accrued during the related swap accrual period, until the swap is retired. Only the net amount of the two obligations above will be paid by the appropriate party. Upon early termination of the Swap Agreement, the trust or the Swap Provider may be liable to make a termination payment (the “Swap Termination Payment”) to the other party, regardless of which party caused the termination. The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. The schedule containing the notional amounts are in the tables on pages 18.

Payment Priority:
On each Distribution Date, Available Funds from the Mortgage Loans will be distributed as follows:
1)  First, to pay any Net Swap Payment or the Swap Termination Payment (not caused by a Swap Provider Trigger Event, as defined in the Swap Agreement) owed to the Swap Provider.
2)  From the Interest Remittance Amount for each group, to pay interest on the related Class A Certificates on a pro-rata basis based on the entitlement of such class, including any accrued unpaid interest from a prior Distribution Date, (first from the related loan group, then from the other loan group if necessary), and then, excluding any accrued unpaid interest from prior Distribution Dates, to pay interest to the Class M Certificates, sequentially.
3)  Prior to the Stepdown Date or if a Trigger Event is in effect an amount up to the Principal Ditribution Amount will be distributed as follows:
a.  To pay the Group I Principal Distribution Amount to the Group I Certificates, to pay the Group II Principal Distribution Amount to the Group II Certificates and to pay the Group III Principal Distribution Amount to the Group III Certificates, until the aggregate Certificate Principal Balance of the Class A Certificates in each such group has been reduced to zero. Principal distributed to the Group III Certificates will be distributed sequentially to the Class A-3A, A-3B, and A-3C Certificates, in that order, until the Certificate Principal Balances thereof have been reduced to zero (except as otherwise specified under “Group III Principal Distribution Amount”). Any remaining Principal Distribution Amounts will be allocated to the Class A Certificates outstanding in the unrelated group.
b.  To pay any remaining Principal Distribution Amount to the Class M Certificates sequentially until each such class has been reduced to zero.
4)  On or after the Stepdown Date and if a Trigger Event is not in effect an amount up to the Principal Ditribution Amount will be distributed as follows:
a.  To pay the Group I, Group II and Group III Principal Distribution Amounts to the Group I, Group II and Group III Certificates, until the aggregate Certificate Principal Balance of the Class A Certificates in each such group has been reduced to zero. Principal distributed to the Group III Certificates will be distributed sequentially to the Class A-3A, A-3B, and A-3C Certificates, in that order, until the Certificate Principal Balances thereof have been reduced to zero (except as otherwise specified under Group III Principal Distribution Amount). Any remaining Principal Distribution Amounts will be allocated to the Class A Certificates outstanding in the unrelated group as necessary.
b.  To pay the respective Class M Principal Distribution Amount, sequentially to the Class M Certificates until each such class is reduced to zero.
5)  From Excess Interest, if any, to the Certificates then entitled to receive distributions in respect of principal in order to reduce the Certificate Principal Balance of the Certificates to the extent necessary to maintain the required level of credit support in the following order of priority:
a.  Class A Certificates
b.  Class M Certificates, sequentially
6)  From Excess Interest, if any, to pay the Interest Carry Forward Amounts on the Class M Certificates, sequentially.
7)  From Excess Interest, if any, to pay allocated Realized Loss Amounts on the Class M Certificates, sequentially.
8)  From Excess Interest, if any, to pay any LIBOR Carryover Amounts in the following order of priority, in each case to the extent of amounts remaining in the reserve account:
a.  to the Class A Certificates, on a pro rata basis based first on outstanding certificate principal balance and second on such remaining undistributed LIBOR Carryover Amounts,
b.  sequentially to the Class M Certificates any such remaining undistributed LIBOR Carryover Amounts for each class
9)        To pay certain swap termination payments (caused by a Swap Provider Trigger Event) to the Swap Provider.
10)  To pay the funds from the Supplemental Interest Trust pursuant to the priorities set forth under Supplemental Interest Trust below.
11)  To the holders of the Class CE Certificates as provided in the Pooling and Servicing Agreement.
12)  To the holders of the Class R Certificates, any remaining amounts

Supplemental Interest Trust:
Funds in the Supplemental Interest Trust will be distributed on each Distribution Date in the following order of priority:
1)  to the Swap Provider, any net swap payments and certain swap termination payments (other than a defaulted swap termination payment) owed to the Swap
          Provider for such Distribution Date
2)  To cover Interest Carry Forward Amounts on the Class A Certificates.
3)  To make distributions as set forth in clauses (5) through (8) above to the extent remaining undistributed.
4)  Any remaining amounts to the Class CE Certificates.

CREDIT ENHANCEMENT SUMMARY

Stepdown Date:
The earlier to occur of:
(i)  the Distribution Date immediately following the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates is zero, and
(ii) the later to occur of:
(x) the 37th Distribution Date and
(y) the first Distribution Date on which the Senior Enhancement Percentage is greater than   or equal to twice its initial amount

Trigger Event:
On a Distribution Date, a Trigger Event will be in effect if:

(i)  the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the
      Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date

Distribution Date Percentage	Percentage
June 2009 through May 2010	[1.45%]
June 2010 through May 2011	[3.20%]
June 2011 through May 2012	[5.05%]
June 2012 through May 2013	[6.55%]
June 2013 and thereafter	[7.40%]

60+ Day Delinquent Loan:
The percentage obtained by dividing (x) the aggregate Stated Principal Balance of (i) Mortgage Loans Delinquent 60 days or more, (ii) REO Properties (iii) Mortgage Loans in foreclosure and (iv) Mortgage Loans in bankruptcy which are delinquent 60 days or more by (y) the aggregate Stated Principal Balance of the Mortgage Loans, in each case, calculated prior to taking into account payments of principal on the Mortgage Loans due on the related Due Date or received during the related Prepayment Period.

Credit Enhancement:	Credit Enhancement will be provided by: › Excess Interest › Overcollateralization › Subordination › In addition, the certificates will have the benefit of the Swap Agreement
Initial Credit Support*		On or After Stepdown Date*
Class	Percentage**	Class	Percentage**
A	23.00	A	46.00
M-1	18.40	M-1	36.80
M-2	14.25	M-2	28.50
M-3	12.80	M-3	25.60
M-4	11.05	M-4	22.10
M-5	9.70	M-5	19.40
M-6	8.50	M-6	17.00
M-7	7.40	M-7	14.80
M-8	6.45	M-8	12.90
M-9	5.40	M-9	10.80
M-10	3.95	M-10	7.90
* Includes Overcollateralization		**Approximate

Overcollateralization Amount:
For any Distribution Date the excess, if any, of (a) the sum of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments received or advanced on or before the related Determination Date and principal prepayments received during the related Prepayment Period) over (b) the sum of the aggregate Certificate Principal Balance of the Class A , Class M and Class P Certificates, after giving effect to distributions to be made on such Distribution Date.

Overcollateralization Deficiency:
As of any Distribution Date, the excess, if any, of:
(x)    the Targeted Overcollateralization Amount for such Distribution Date over
(y)   the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all classes of Certificates from distributions of the Principal Remittance Amount, but prior to taking into account any Allocated Realized Loss Amounts on such Distribution Date.

Overcollateralization Release Amount:
As of any Distribution Date, the lesser of (a) the Principal Remittance Amount and (b) the excess, if any, of:
(x)    the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all classes of Certificates from distributions of the Principal Remittance Amount, but prior to taking into account any Applied Realized Loss Amounts on such Distribution Date, over (y) the Targeted Overcollateralization Amount for such Distribution Date.

Targeted Overcollateralization Amount:
As of any Distribution Date, the Targeted Overcollateralization Amount (a) prior to the Stepdown Date, is an amount equal to approximately [3.95]% of the Principal Balance of the Mortgage Loans as of the Cut-off date; (b) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (i) approximately [7.90]% of the then current aggregate outstanding Principal Balance of the Mortgage Loans as of the last day of the related due period and (ii) 0.50% of the principal balance of the Mortgage Loans as of the Cut-off date; and (c) on or after the Stepdown Date and if a Trigger Event is in effect, the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.

Allocation of Losses/ Subordination:
Realized losses on the Mortgage Loans will be applied:
•  First to reduce the Excess Interest, net swap payments received under the Swap Agreement and Overcollateralization Amount
•  Then to the Class M Certificates, reverse sequentially, until each such class has been reduced to zero
•  In no event will losses be allocated to the Class A certificates

Advances:	Subject to certain limitations, the Servicers must advance delinquent payments of principal and interest on the mortgage loans.
Compensating Interest:
Each Servicer is obligated to offset any related Prepayment Interest Shortfall, on any Distribution Date, with Compensating Interest to the extent of its Servicing Fee for the related Distribution Date.

Net WAC Cap and Effective Maximum Rate for the Group III Certificates

Period	NWC(1) (%)	Effective Max Rate (2,3) (%)	Period	NWC(1) (%)	Effective Max Rate (2,3) (%)
1	8.87	23.15	40	8.29	17.62
2	7.69	21.73	41	8.61	18.11
3	7.44	21.58	42	8.33	17.85
4	7.44	21.50	43	8.60	18.01
5	7.69	21.51	44	8.32	17.78
6	7.44	21.31	45	8.31	17.80
7	7.69	21.30	46	9.16	18.59
8	7.44	21.07	47	8.31	17.94
9	7.44	20.93	48	8.58	18.10
10	7.96	20.99	49	8.30	17.83
11	7.45	20.63	50	8.57	18.03
12	7.70	20.59	51	8.29	17.82
13	7.45	20.33	52	8.29	17.90
14	7.71	20.29	53	8.56	18.17
15	7.47	20.04	54	8.28	17.87
16	7.47	19.88	55	8.56	18.06
17	7.74	19.86	56	8.28	17.80
18	7.49	19.59	57	8.30	17.82
19	7.74	19.56	58	8.90	18.50
20	7.50	19.29	59	8.35	18.10
21	7.51	19.15	60	8.62	10.65
22	8.28	19.43	61	8.34	10.29
23	7.55	18.89	62	8.62	10.62
24	7.80	18.86	63	8.34	10.27
25	7.55	18.58	64	8.34	10.28
26	7.80	18.57	65	8.62	10.62
27	7.56	18.30	66	8.34	10.26
28	7.57	18.17	67	8.61	10.58
29	7.83	18.18	68	8.33	10.23
30	7.59	17.88	69	8.32	10.22
31	7.89	17.87	70	9.21	11.32
32	7.69	17.53	71	8.31	10.22
33	7.80	17.35	72	8.59	10.54
34	8.80	17.76	73	8.30	10.19
35	8.13	17.00	74	8.58	10.52
36	8.41	16.88	75	8.29	10.17
37	8.15	16.45	76	8.29	10.17
38	8.45	16.99	77	8.56	10.51
39	8.21	17.17

Assumptions:
(1)	Assumes 1mLIBOR and 6mLIBOR stays at 5.320% and 5.370% respectively and the cashflows are run to the 10% Optional Termination at the pricing speed.
(2)	Assumes 1mLIBOR and 6mLIBOR increase instantaneously to 20.00% and the cashflows are run to the 10% Optional Termination at the pricing speed.
(3)	Includes net payments made or received under the Swap Agreement

Net WAC Cap and Effective Maximum Rate for the Class M Certificates

Period	NWC(1) (%)	Effective Max Rate (2,3) (%)	Period	NWC(1) (%)	Effective Max Rate (2,3) (%)
1	8.95	23.23	40	8.54	17.91
2	7.75	21.80	41	8.89	18.45
3	7.50	21.64	42	8.60	18.17
4	7.50	21.56	43	8.88	18.35
5	7.75	21.57	44	8.59	18.13
6	7.50	21.37	45	8.59	18.19
7	7.75	21.36	46	9.46	19.08
8	7.50	21.13	47	8.58	18.42
9	7.51	20.99	48	8.86	18.59
10	8.02	21.06	49	8.57	18.32
11	7.51	20.69	50	8.85	18.55
12	7.76	20.65	51	8.56	18.36
13	7.51	20.39	52	8.56	18.50
14	7.77	20.36	53	8.83	18.82
15	7.52	20.10	54	8.54	18.48
16	7.53	19.94	55	8.82	18.69
17	7.80	19.92	56	8.53	18.41
18	7.55	19.65	57	8.54	18.45
19	7.80	19.62	58	9.15	19.16
20	7.55	19.34	59	8.58	18.70
21	7.56	19.20	60	8.86	11.27
22	8.33	19.48	61	8.57	10.89
23	7.59	18.93	62	8.85	11.24
24	7.85	18.90	63	8.56	10.87
25	7.59	18.62	64	8.56	10.87
26	7.85	18.61	65	8.85	11.22
27	7.60	18.33	66	8.56	10.84
28	7.61	18.19	67	8.83	11.18
29	7.88	18.21	68	8.54	10.81
30	7.64	17.90	69	8.54	10.80
31	7.94	17.91	70	9.45	11.95
32	7.76	17.59	71	8.53	10.78
33	7.91	17.43	72	8.80	11.12
34	8.99	17.91	73	8.51	10.75
35	8.33	17.17	74	8.79	11.09
36	8.61	17.05	75	8.50	10.72
37	8.35	16.62	76	8.50	10.71
38	8.66	17.19	77	8.77	11.06
39	8.44	17.40

Assumptions:
(1)	Assumes 1mLIBOR and 6mLIBOR stays at 5.320% and 5.370% respectively and the cashflows are run to the 10% Optional Termination at the pricing speed.
(2)	Assumes 1mLIBOR and 6mLIBOR increase instantaneously to 20.00% and the cashflows are run to the 10% Optional Termination at the pricing speed.
(3)	Includes net payments made or received under the Swap Agreement

Swap Agreement Schedule(1) Trust Pays [5.04]% for all Periods and Receives One-Month LIBOR

Period	Notional Balance ($)	Period	Notional Balance ($)
1	896,767,000.00	31	285,982,307.14
2	883,819,946.05	32	268,164,202.54
3	868,463,448.04	33	246,780,755.67
4	850,759,116.20	34	224,146,590.75
5	830,732,198.02	35	204,120,734.98
6	808,525,253.91	36	186,765,366.55
7	784,313,112.55	37	172,422,067.16
8	758,342,389.80	38	172,422,067.16
9	731,040,970.53	39	172,422,067.16
10	703,345,028.37	40	172,422,067.16
11	676,099,681.26	41	170,099,712.82
12	649,821,540.34	42	163,546,580.61
13	624,423,818.78	43	157,259,627.51
14	599,735,821.26	44	151,227,507.44
15	575,872,659.95	45	145,439,465.51
16	552,462,168.31	46	139,885,185.34
17	529,946,999.48	47	134,554,807.58
18	508,269,657.76	48	129,438,853.94
19	487,482,696.96	49	124,528,242.24
20	467,383,277.65	50	119,814,282.01
21	447,855,592.35	51	115,288,760.10
22	428,896,887.98	52	110,943,786.01
23	410,771,197.18	53	106,771,827.00
24	393,429,371.63	54	102,765,319.84
25	376,857,011.48	55	98,917,485.29
26	361,078,288.32	56	95,221,572.13
27	345,992,872.41	57	91,670,855.50
28	331,247,620.84	58	88,258,682.55
29	316,709,863.76	59	84,978,078.00
30	301,768,744.12	60 and Thereafter	0.00

        (1) Swap notional balances are subject to change (+/- 10%)

Sensitivity Analysis - To Maturity

Percent of Prepay Assumption	50%	100%	150%	200%
Class A-1
WAL (yrs)	4.58	2.23	1.23	0.92
Principal Window (months)	1 - 318	1 - 175	1 - 32	1 - 24
Principal Window End Date	Nov-33	Dec-21	Jan-10	May-09

Class A-2
WAL (yrs)	4.64	2.27	1.24	0.93
Principal Window (months)	1 - 323	1 - 178	1 - 33	1 - 25
Principal Window End Date	Apr-34	Mar-22	Feb-10	Jun-09

Class A-3A
WAL (yrs)	1.80	1.00	0.70	0.55
Principal Window (months)	1 - 42	1 - 23	1 - 16	1 - 12
Principal Window End Date	Nov-10	Apr-09	Sep-08	May-08

Class A-3B
WAL (yrs)	6.50	3.00	1.81	1.33
Principal Window (months)	42 - 147	23 - 71	16 - 29	12 - 21
Principal Window End Date	Aug-19	Apr-13	Oct-09	Feb-09

Class A-3C
WAL (yrs)	17.00	8.75	2.60	1.91
Principal Window (months)	147 - 326	71 - 186	29 - 33	21 - 25
Principal Window End Date	Jul-34	Nov-22	Feb-10	Jun-09

Class M-1
WAL (yrs)	9.56	5.35	5.35	4.02
Principal Window (months)	50 - 292	47 - 161	33 - 117	25 - 82
Principal Window End Date	Sep-31	Oct-20	Feb-17	Mar-14

Class M-2
WAL (yrs)	9.53	5.11	4.69	3.29
Principal Window (months)	50 - 278	43 - 148	47 - 92	34 - 65
Principal Window End Date	Jul-30	Sep-19	Jan-15	Oct-12

Class M-3
WAL (yrs)	9.51	5.01	4.09	3.00
Principal Window (months)	50 - 264	42 - 138	44 - 86	33 - 60
Principal Window End Date	May-29	Nov-18	Jul-14	May-12

Sensitivity Analysis - To Maturity (Continued)

Percent of Prepay Assumption	50%	100%	150%	200%
Class M-4
WAL (yrs)	9.48	4.95	3.88	2.92
Principal Window (months)	50 - 258	41 - 134	41 - 83	32 - 59
Principal Window End Date	Nov-28	Jul-18	Apr-14	Apr-12

Class M-5
WAL (yrs)	9.45	4.90	3.72	2.84
Principal Window (months)	50 - 249	40 - 129	39 - 80	31 - 56
Principal Window End Date	Feb-28	Feb-18	Jan-14	Jan-12

Class M-6
WAL (yrs)	9.42	4.87	3.61	2.78
Principal Window (months)	50 - 242	40 - 124	38 - 77	30 - 54
Principal Window End Date	Jul-27	Sep-17	Oct-13	Nov-11

Class M-7
WAL (yrs)	9.38	4.81	3.53	2.72
Principal Window (months)	50 - 234	39 - 120	37 - 74	29 - 52
Principal Window End Date	Nov-26	May-17	Jul-13	Sep-11

Class M-8
WAL (yrs)	9.33	4.78	3.46	2.68
Principal Window (months)	50 - 225	39 - 115	36 - 71	29 - 50
Principal Window End Date	Feb-26	Dec-16	Apr-13	Jul-11

Class M-9
WAL (yrs)	9.27	4.73	3.42	2.62
Principal Window (months)	50 - 217	38 - 110	35 - 67	28 - 48
Principal Window End Date	Jun-25	Jul-16	Dec-12	May-11

Class M-10
WAL (yrs)	9.15	4.65	3.33	2.56
Principal Window (months)	50 - 206	38 - 104	35 - 63	27 - 45
Principal Window End Date	Jul-24	Jan-16	Aug-12	Feb-11
Assumptions:
1. Prepayments are capped at 85CPR.

Sensitivity Analysis - To Call

Percent of Prepay Assumption	50%	100%	150%	200%
Class A-1
WAL (yrs)	4.29	2.07	1.23	0.92
Principal Window (months)	1 - 159	1 - 77	1 - 32	1 - 24
Principal Window End Date	Aug-20	Oct-13	Jan-10	May-09

Class A-2
WAL (yrs)	4.32	2.10	1.24	0.93
Principal Window (months)	1 - 159	1 - 77	1 - 33	1 - 25
Principal Window End Date	Aug-20	Oct-13	Feb-10	Jun-09

Class A-3A
WAL (yrs)	1.80	1.00	0.70	0.55
Principal Window (months)	1 - 42	1 - 23	1 - 16	1 - 12
Principal Window End Date	Nov-10	Apr-09	Sep-08	May-08

Class A-3B
WAL (yrs)	6.50	3.00	1.81	1.33
Principal Window (months)	42 - 147	23 - 71	16 - 29	12 - 21
Principal Window End Date	Aug-19	Apr-13	Oct-09	Feb-09

Class A-3C
WAL (yrs)	13.15	6.37	2.60	1.91
Principal Window (months)	147 - 159	71 - 77	29 - 33	21 - 25
Principal Window End Date	Aug-20	Oct-13	Feb-10	Jun-09

Class M-1
WAL (yrs)	8.68	4.83	3.47	2.70
Principal Window (months)	50 - 159	47 - 77	33 - 47	25 - 35
Principal Window End Date	Aug-20	Oct-13	Apr-11	Apr-10

Class M-2
WAL (yrs)	8.68	4.62	3.90	2.90
Principal Window (months)	50 - 159	43 - 77	47 - 47	34 - 35
Principal Window End Date	Aug-20	Oct-13	Apr-11	Apr-10

Class M-3
WAL (yrs)	8.68	4.53	3.79	2.81
Principal Window (months)	50 - 159	42 - 77	44 - 47	33 - 35
Principal Window End Date	Aug-20	Oct-13	Apr-11	Apr-10

Sensitivity Analysis - To Call (Continued)

Percent of Prepay Assumption	50%	100%	150%	200%
Class M-4
WAL (yrs)	8.68	4.50	3.60	2.74
Principal Window (months)	50 - 159	41 - 77	41 - 47	32 - 35
Principal Window End Date	Aug-20	Oct-13	Apr-11	Apr-10

Class M-5
WAL (yrs)	8.68	4.46	3.45	2.67
Principal Window (months)	50 - 159	40 - 77	39 - 47	31 - 35
Principal Window End Date	Aug-20	Oct-13	Apr-11	Apr-10

Class M-6
WAL (yrs)	8.68	4.45	3.36	2.61
Principal Window (months)	50 - 159	40 - 77	38 - 47	30 - 35
Principal Window End Date	Aug-20	Oct-13	Apr-11	Apr-10

Class M-7
WAL (yrs)	8.68	4.42	3.28	2.57
Principal Window (months)	50 - 159	39 - 77	37 - 47	29 - 35
Principal Window End Date	Aug-20	Oct-13	Apr-11	Apr-10

Class M-8
WAL (yrs)	8.68	4.41	3.23	2.54
Principal Window (months)	50 - 159	39 - 77	36 - 47	29 - 35
Principal Window End Date	Aug-20	Oct-13	Apr-11	Apr-10

Class M-9
WAL (yrs)	8.68	4.39	3.22	2.49
Principal Window (months)	50 - 159	38 - 77	35 - 47	28 - 35
Principal Window End Date	Aug-20	Oct-13	Apr-11	Apr-10

Class M-10
WAL (yrs)	8.68	4.38	3.17	2.46
Principal Window (months)	50 - 159	38 - 77	35 - 47	27 - 35
Principal Window End Date	Aug-20	Oct-13	Apr-11	Apr-10
Assumptions:
1. Prepayments are capped at 85CPR.

Assumed Monthly Excess Interest at Static Indices

Period	Excess Interest at Static Indices (%)	Period	Excess Interest at Static Indices (%)	Period	Excess Interest at Static Indices (%)
1	3.44	27	2.63	53	3.58
2	2.60	28	2.64	54	3.49
3	2.59	29	2.69	55	3.57
4	2.59	30	2.66	56	3.49
5	2.59	31	2.76	57	3.49
6	2.58	32	2.78	58	3.69
7	2.59	33	2.92	59	3.53
8	2.58	34	3.39	60	3.46
9	2.58	35	3.35	61	3.28
10	2.61	36	3.44	62	3.46
11	2.58	37	3.37	63	3.27
12	2.59	38	3.29	64	3.27
13	2.58	39	3.29	65	3.45
14	2.60	40	3.46	66	3.26
15	2.58	41	3.62	67	3.44
16	2.58	42	3.55	68	3.25
17	2.62	43	3.62	69	3.24
18	2.59	44	3.54	70	3.78
19	2.62	45	3.54	71	3.23
20	2.59	46	3.77	72	3.40
21	2.60	47	3.53	73	3.22
22	2.74	48	3.60	74	3.39
23	2.63	49	3.52	75	3.20
24	2.66	50	3.59	76	3.20
25	2.62	51	3.51	77	3.37
26	2.66	52	3.50

Assumptions:
1. Run at pricing prepayment assumption
2. Excess (30/360)
3. Static Indices: 1mL = 5.320% and 6mL = 5.370%
4. 10% optional clean-up call
5. Includes net payments made or received under the Swap Agreement

Assumed Monthly Excess Interest at Forward Indices

Period	1 Month LIBOR Forwards (%)	6 Month LIBOR Forwards (%)	Excess Interest at Forwards (%)	Period	1 Month LIBOR Forwards (%)	6 Month LIBOR Forwards (%)	Excess Interest at Forwards (%)
1	5.32000	5.37000	3.44	40	4.83501	4.91183	3.42
2	5.34366	5.35693	2.60	41	4.84259	4.92286	3.53
3	5.32510	5.33267	2.59	42	4.85242	4.93306	3.47
4	5.30929	5.30320	2.59	43	4.86559	4.94239	3.54
5	5.29257	5.26670	2.59	44	4.88096	4.95093	3.47
6	5.27126	5.22230	2.58	45	4.89299	4.95886	3.47
7	5.24170	5.17115	2.59	46	4.89984	4.96674	3.69
8	5.20132	5.11594	2.58	47	4.90257	4.97531	3.47
9	5.15215	5.06020	2.58	48	4.90728	4.98511	3.55
10	5.09509	5.00630	2.63	49	4.91578	4.99574	3.47
11	5.03194	4.95629	2.59	50	4.92754	5.00649	3.54
12	4.97091	4.91194	2.62	51	4.93931	5.01673	3.46
13	4.91748	4.87348	2.60	52	4.95019	5.02639	3.47
14	4.87390	4.84013	2.64	53	4.96018	5.03551	3.55
15	4.83547	4.81091	2.62	54	4.96974	5.04418	3.46
16	4.80118	4.78617	2.63	55	4.97894	5.05245	3.54
17	4.77129	4.76677	2.69	56	4.98774	5.06040	3.46
18	4.74479	4.75332	2.66	57	4.99604	5.06811	3.47
19	4.72143	4.74524	2.70	58	5.00380	5.07564	3.65
20	4.70205	4.74145	2.67	59	5.01108	5.08307	3.50
21	4.69003	4.74082	2.68	60	5.01833	5.09045	3.59
22	4.68708	4.74249	2.83	61	5.02565	5.09783	3.41
23	4.69215	4.74560	2.71	62	5.03302	5.10522	3.57
24	4.69723	4.74947	2.76	63	5.04029	5.11265	3.39
25	4.69919	4.75462	2.72	64	5.04742	5.12016	3.39
26	4.69831	4.76207	2.77	65	5.05446	5.12781	3.56
27	4.69985	4.77260	2.73	66	5.06165	5.13564	3.38
28	4.70539	4.78529	2.74	67	5.06905	5.14363	3.54
29	4.71490	4.79862	2.80	68	5.07666	5.15177	3.35
30	4.72752	4.81117	2.77	69	5.08444	5.16004	3.34
31	4.74302	4.82264	2.87	70	5.09235	5.16842	3.86
32	4.76026	4.83303	2.89	71	5.10041	5.17689	3.33
33	4.77448	4.84243	3.04	72	5.10858	5.18545	3.49
34	4.78375	4.85122	3.50	73	5.11685	5.19406	3.31
35	4.78873	4.85994	3.48	74	5.12522	5.20271	3.47
36	4.79497	4.86910	3.56	75	5.13365	5.21138	3.29
37	4.80410	4.87887	3.49	76	5.14212	5.22005	3.28
38	4.81554	4.88933	3.38	77	5.15063	5.22872	3.45
39	4.82619	4.90046	3.34

Assumptions
1. Run at pricing prepayment assumption
2. Excess (30/360)
3. 10% optional clean-up call
4. Includes net payments made or received under the Swap Agreement

BREAKEVEN (PRIOR TO 1ST DOLLAR LOSS)

BOND	CDR BE RATE (%)	WAL	Cum Loss (%)
M-1	30.68	5.52	21.69
M-2	23.00	6.61	18.08
M-3	20.64	8.74	16.81
M-4	17.95	8.95	15.25
M-5	15.97	9.85	14.01
M-6	14.25	10.48	12.86
M-7	12.70	11.02	11.78
M-8	11.48	11.68	10.88
M-9	10.25	11.87	9.93
M-10	8.97	11.45	8.90

   Assumptions

1.	Trigger Event Fail
2.	40 % Loss Severity
3.	6 Months Lag
4.	Defaults outside Prepays
5.	Pricing Prepayment Assumption
6.	Certificates use 1-month LIBOR forward and collateral uses 6-month LIBOR forward

Aggregate Collateral: Summary
Statistics for the Mortgage Loans listed below are based on Cut-off Date scheduled balances.

		Minimum	Maximum

Scheduled Principal Balance:	$951,478,465.34
Number of Mortgage Loans	4,792
Average Scheduled Principal Balance:	$198,555.61	$1.00	$1,430,000.00
Weighted Average Gross Coupon:	8.269%	4.625%	15.950%
Non-Zero Weighted Average Original Credit Score:	630	435	813
Weighted Average Combined LTV Ratio (1):	83.63%	9.82%	100.00%
Weighted Average Fully Combined LTV Ratio (2):	86.74%	9.82%	100.00%
Weighted Average Stated Remaining Term:	350 Months	111 Months	359 Months
Weighted Average Original Term:	354 Months	120 Months	360 Months
Weighted Average Roll Term:	34 Months	1 Month	81 Months
Weighted Average Gross Margin:	4.908%	2.199%	10.000%
Weighted Average Initial Periodic Rate Cap:	1.883%	1.000%	6.000%
Weighted Average Subsequent Periodic Rate Cap:	1.553%	1.000%	5.000%
Weighted Average Gross Maximum Lifetime Rate:	15.121%	8.375%	20.990%
Weighted Average Gross Minimum Lifetime Rate:	7.824%	2.250%	13.990%
Weighted Average Seasoning:	4 Months	1 Month	86 Months
Weighted Average First Pay Date:	2/2/2007	4/1/2000	5/1/2007
Weighted Average First Adjustment Date:	3/14/2010	6/1/2005	2/1/2014
Percent Interest Only Loans:	17.78%
Percent Second Liens:	2.52%
Percent of First Lien Loans with Silent Seconds:	17.07%
Non-Zero Weighted Average Debt-To-Income Ratio:	42.64%	2.50%	60.00%

(1) Combined LTV = Principal Balance at Origination + Senior Lien Balance (as applicable) / property value
(2) Fully Combined LTV = Principal Balance at Origination+ Senior and known Junior Lien Balances (as applicable) / property value

Product Type of the Mortgage Loans
Product Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Fixed -10	9	518,204.62	0.05	57,578.29	8.936	71.16	71.16	636
Fixed -15	51	5,314,858.50	0.56	104,212.91	7.952	69.10	69.10	643
Fixed -20	61	5,837,517.02	0.61	95,697.00	8.282	76.58	77.01	616
Fixed -30	1,095	166,441,212.89	17.49	152,001.11	8.195	80.44	81.48	626
Fixed -30 IO	39	11,486,536.71	1.21	294,526.58	7.260	79.31	85.92	690
Fixed Balloon 30/15	322	23,162,802.47	2.43	71,934.17	11.486	98.89	98.89	675
Fixed Balloon 40/30	253	53,433,058.91	5.62	211,197.86	7.970	81.20	82.33	621
Hybrid 1 Yr Fixed Balloon	3	1,031,860.17	0.11	343,953.39	6.007	70.16	74.11	674
Hybrid 2 Yrs Fixed	145	27,921,001.31	2.93	192,558.63	9.018	83.39	87.01	625
Hybrid 2 Yrs Fixed Balloon	70	18,914,133.56	1.99	270,201.91	8.509	81.55	86.56	621
Hybrid 2 Yrs Fixed Io	39	14,539,428.40	1.53	372,805.86	7.800	84.58	92.69	678
Hybrid 3 Yrs Fixed	998	180,121,820.04	18.93	180,482.79	8.649	84.52	86.36	613
Hybrid 3 Yrs Fixed Balloon	1,048	255,475,429.83	26.85	243,774.27	8.322	85.39	87.61	614
Hybrid 3 Yrs Fixed Io	298	92,328,600.64	9.70	309,827.52	7.621	85.91	92.15	667
Hybrid 5 Yrs Fixed	127	24,708,064.82	2.60	194,551.69	7.838	81.90	89.63	652
Hybrid 5 Yrs Fixed Balloon	85	19,238,640.20	2.02	226,336.94	8.194	84.81	86.23	613
Hybrid 5 Yrs Fixed Io	139	46,285,675.05	4.86	332,990.47	7.134	79.39	92.28	683
Hybrid 7 Yrs Fixed	1	228,131.23	0.02	228,131.23	7.625	80.00	100.00	651
Hybrid 7 Yrs Fixed Io	9	4,491,488.97	0.47	499,054.33	6.756	67.59	75.26	694
Total:	4,792	951,478,465.34	100.00	198,555.61	8.269	83.63	86.74	630

Servicer of the Mortgage Loans
Servicer	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Countrywide	4,792	951,478,465.34	100.00	198,555.61	8.269	83.63	86.74	630
Total:	4,792	951,478,465.34	100.00	198,555.61	8.269	83.63	86.74	630

Originator of the Mortgage Loans
Originator	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Accredited	4,792	951,478,465.34	100.00	198,555.61	8.269	83.63	86.74	630
Total:	4,792	951,478,465.34	100.00	198,555.61	8.269	83.63	86.74	630

Principal Balances of the Mortgage Loans at Origination
Range ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
16,324.00 - 25,000.00	14	300,470.09	0.03	21,462.15	10.552	98.30	98.30	693
25,000.01 - 50,000.00	148	6,045,991.39	0.64	40,851.29	11.089	91.15	91.15	653
50,000.01 - 75,000.00	373	23,600,816.85	2.48	63,272.97	9.859	83.42	83.61	612
75,000.01 - 100,000.00	539	47,248,715.08	4.97	87,659.95	9.176	82.77	83.49	609
100,000.01 - 125,000.00	471	53,112,100.81	5.58	112,764.55	8.821	82.97	84.13	609
125,000.01 - 150,000.00	541	74,451,098.43	7.82	137,617.56	8.569	82.72	84.28	613
150,000.01 - 175,000.00	466	75,608,589.87	7.95	162,250.19	8.407	83.82	85.88	621
175,000.01 - 200,000.00	419	78,427,552.72	8.24	187,177.93	8.135	82.98	85.53	620
200,000.01 - 225,000.00	324	69,191,061.70	7.27	213,552.66	8.210	83.77	86.86	626
225,000.01 - 250,000.00	280	66,408,685.35	6.98	237,173.88	8.193	84.51	87.30	625
250,000.01 - 275,000.00	196	51,535,507.89	5.42	262,936.26	8.051	83.59	86.72	631
275,000.01 - 300,000.00	198	56,941,497.57	5.98	287,583.32	8.111	84.59	88.36	629
300,000.01 - 350,000.00	264	85,530,771.41	8.99	323,980.19	8.071	83.71	86.83	630
350,000.01 - 400,000.00	179	67,231,313.23	7.07	375,593.93	7.848	83.27	88.37	642
400,000.01 - 450,000.00	132	56,088,309.04	5.89	424,911.43	7.986	86.33	90.38	646
450,000.01 - 500,000.00	102	48,475,470.03	5.09	475,249.71	7.896	83.60	87.32	640
500,000.01 - 600,000.00	84	46,010,422.02	4.84	547,743.12	7.847	85.73	91.17	664
600,000.01 - 700,000.00	38	23,799,433.57	2.50	626,300.88	7.915	83.76	89.99	663
700,000.01 - 800,000.00	8	6,010,593.40	0.63	751,324.18	7.812	79.90	83.99	677
800,000.01 - 900,000.00	6	5,087,442.38	0.53	847,907.06	7.544	67.80	71.07	671
900,000.01 - 1,000,000.00	7	6,737,622.51	0.71	962,517.50	7.636	74.82	88.30	703
1,000,000.01 - 1,100,000.00	1	1,050,000.00	0.11	1,050,000.00	7.375	75.00	100.00	716
1,100,000.01 - 1,200,000.00	1	1,155,000.00	0.12	1,155,000.00	7.875	70.00	90.00	721
1,400,000.01 - 1,430,000.00	1	1,430,000.00	0.15	1,430,000.00	7.625	65.00	75.00	665
Total:	4,792	951,478,465.34	100.00	198,555.61	8.269	83.63	86.74	630

The average loan balance of the mortgage loans at origination was $199,047.48.

Principal Balances of the Mortgage Loans as of the Cut-off Date
Range ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
1.00 - 25,000.00	17	344,619.19	0.04	20,271.72	10.461	90.07	90.07	672
25,000.01 - 50,000.00	150	6,170,546.35	0.65	41,136.98	11.057	91.33	91.33	652
50,000.01 - 75,000.00	372	23,600,069.99	2.48	63,441.05	9.858	83.38	83.57	612
75,000.01 - 100,000.00	536	47,080,758.88	4.95	87,837.24	9.175	82.79	83.51	610
100,000.01 - 125,000.00	472	53,237,043.94	5.60	112,790.35	8.820	82.98	84.15	609
125,000.01 - 150,000.00	543	74,775,819.64	7.86	137,708.69	8.569	82.75	84.30	613
150,000.01 - 175,000.00	468	76,033,147.01	7.99	162,463.99	8.399	83.69	85.78	621
175,000.01 - 200,000.00	415	77,752,928.83	8.17	187,356.46	8.139	83.10	85.63	620
200,000.01 - 225,000.00	325	69,441,088.59	7.30	213,664.89	8.219	83.76	86.84	626
225,000.01 - 250,000.00	279	66,206,152.46	6.96	237,298.04	8.182	84.44	87.24	625
250,000.01 - 275,000.00	198	52,111,655.21	5.48	263,190.18	8.070	83.65	86.74	630
275,000.01 - 300,000.00	198	57,016,771.21	5.99	287,963.49	8.091	84.55	88.31	630
300,000.01 - 350,000.00	263	85,331,763.35	8.97	324,455.37	8.068	83.76	86.88	630
350,000.01 - 400,000.00	178	66,930,910.10	7.03	376,016.35	7.859	83.32	88.44	642
400,000.01 - 450,000.00	132	56,139,138.52	5.90	425,296.50	7.978	86.22	90.27	646
450,000.01 - 500,000.00	101	48,025,539.19	5.05	475,500.39	7.898	83.59	87.35	640
500,000.01 - 600,000.00	84	46,010,422.02	4.84	547,743.12	7.847	85.73	91.17	664
600,000.01 - 700,000.00	37	23,799,432.57	2.50	643,227.91	7.915	83.76	89.99	663
700,000.01 - 800,000.00	8	6,010,593.40	0.63	751,324.18	7.812	79.90	83.99	677
800,000.01 - 900,000.00	6	5,087,442.38	0.53	847,907.06	7.544	67.80	71.07	671
900,000.01 - 1,000,000.00	7	6,737,622.51	0.71	962,517.50	7.636	74.82	88.30	703
1,000,000.01 - 1,100,000.00	1	1,050,000.00	0.11	1,050,000.00	7.375	75.00	100.00	716
1,100,000.01 - 1,200,000.00	1	1,155,000.00	0.12	1,155,000.00	7.875	70.00	90.00	721
1,400,000.01 - 1,430,000.00	1	1,430,000.00	0.15	1,430,000.00	7.625	65.00	75.00	665
Total:	4,792	951,478,465.34	100.00	198,555.61	8.269	83.63	86.74	630

The average loan balance of the mortgage loans as of the cut-off date was $198,555.61.

Gross Mortgage Rates of the Mortgage Loans as of Cut-off Date
Range of Gross Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
4.625 - 5.000	4	864,491.06	0.09	216,122.77	4.871	73.09	83.30	664
5.001 - 5.500	4	1,055,102.27	0.11	263,775.57	5.387	71.16	71.16	659
5.501 - 6.000	27	6,616,836.84	0.70	245,068.03	5.831	73.38	74.94	675
6.001 - 6.500	187	45,406,405.43	4.77	242,815.00	6.359	72.05	77.94	694
6.501 - 7.000	432	106,678,236.50	11.21	246,940.36	6.855	76.10	82.81	669
7.001 - 7.500	497	126,275,463.36	13.27	254,075.38	7.335	79.74	86.29	655
7.501 - 8.000	735	172,374,746.22	18.12	234,523.46	7.836	82.53	86.52	636
8.001 - 8.500	599	124,041,288.02	13.04	207,080.61	8.329	84.39	86.25	618
8.501 - 9.000	856	168,133,319.47	17.67	196,417.43	8.827	87.75	88.76	607
9.001 - 9.500	420	73,121,193.08	7.69	174,098.08	9.342	88.93	89.27	603
9.501 - 10.000	456	69,021,830.46	7.25	151,363.66	9.838	89.50	89.60	586
10.001 - 10.500	158	21,015,442.80	2.21	133,009.13	10.331	89.76	90.02	596
10.501 - 11.000	147	15,938,640.78	1.68	108,426.13	10.837	92.08	92.08	600
11.001 - 11.500	71	6,042,069.96	0.64	85,099.58	11.355	93.09	93.21	609
11.501 - 12.000	86	6,879,047.08	0.72	79,988.92	11.854	96.37	96.37	649
12.001 - 12.500	43	3,209,387.15	0.34	74,636.91	12.381	98.58	98.58	651
12.501 - 13.000	42	2,915,617.33	0.31	69,419.46	12.906	97.45	97.45	647
13.001 - 13.500	14	991,019.51	0.10	70,787.11	13.369	99.45	99.45	660
13.501 - 14.000	8	506,973.77	0.05	63,371.72	13.899	99.99	99.99	651
14.001 - 14.500	4	282,240.88	0.03	70,560.22	14.251	100.00	100.00	646
14.501 - 15.000	1	69,958.43	0.01	69,958.43	14.750	100.00	100.00	643
15.501 - 15.950	1	39,154.94	0.00	39,154.94	15.950	65.00	65.00	556
Total:	4,792	951,478,465.34	100.00	198,555.61	8.269	83.63	86.74	630
The weighted-average mortgage rate of the mortgage loans as of the cut-off date was 8.269%.

Original Term to Maturity of the Mortgage Loans
Original Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
120 - 240	443	34,833,382.61	3.66	78,630.66	10.372	90.19	90.26	660
241 - 360	4,349	916,645,082.73	96.34	210,771.46	8.189	83.38	86.61	629
Total:	4,792	951,478,465.34	100.00	198,555.61	8.269	83.63	86.74	630

The weighted-average original term to maturity of the mortgage loans as of the cut-off date was 354 months.

Remaining Term to Maturity of the Mortgage Loans
Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
111 - 120	9	518,204.62	0.05	57,578.29	8.936	71.16	71.16	636
121 - 180	373	28,477,660.97	2.99	76,347.62	10.826	93.33	93.33	669
181 - 240	61	5,837,517.02	0.61	95,697.00	8.282	76.58	77.01	616
241 - 300	1	39,154.94	0.00	39,154.94	15.950	65.00	65.00	556
301 - 359	4,348	916,605,927.79	96.33	210,810.93	8.189	83.38	86.61	629
Total:	4,792	951,478,465.34	100.00	198,555.61	8.269	83.63	86.74	630

The weighted-average remaining term to maturity of the mortgage loans as of the cut-off date was 350 months.

Seasoning of the Mortgage Loans
Seasoning (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
1-6	4,306	861,039,749.63	90.49	199,962.78	8.204	83.07	86.26	630
7-12	414	79,254,681.87	8.33	191,436.43	8.968	89.93	92.05	637
13 - 18	55	8,837,842.62	0.93	160,688.05	8.397	82.57	86.27	612
19 - 24	9	1,626,110.71	0.17	180,678.97	7.201	78.16	83.54	583
25 - 30	1	131,556.16	0.01	131,556.16	10.875	95.00	95.00	553
31 - 36	1	125,061.19	0.01	125,061.19	10.875	95.00	95.00	551
37 - 42	3	283,196.96	0.03	94,398.99	8.960	80.66	80.66	589
43 - 48	2	141,111.26	0.01	70,555.63	11.612	91.20	91.20	584
85 - 86	1	39,154.94	0.00	39,154.94	15.950	65.00	65.00	556
Total:	4,792	951,478,465.34	100.00	198,555.61	8.269	83.63	86.74	630

The weighted-average seasoning of the mortgage loans as of the cut-off date was 4 months.

Combined Loan-To-Value Ratio of the Mortgage Loans at Origination(1)
Combined Loan-To-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
9.82 - 10.00	1	54,202.84	0.01	54,202.84	6.350	9.82	9.82	751
10.01 - 15.00	3	319,483.22	0.03	106,494.41	7.444	11.98	11.98	578
15.01 - 20.00	5	378,739.00	0.04	75,747.80	8.808	17.09	17.09	615
20.01 - 25.00	8	1,116,430.64	0.12	139,553.83	7.339	23.15	23.15	614
25.01 - 30.00	9	993,003.63	0.10	110,333.74	7.747	28.21	28.21	599
30.01 - 35.00	16	2,388,551.13	0.25	149,284.45	7.387	31.91	32.27	603
35.01 - 40.00	33	5,015,278.85	0.53	151,978.15	7.318	37.82	37.82	619
40.01 - 45.00	26	3,977,410.66	0.42	152,977.33	7.861	42.39	42.39	612
45.01 - 50.00	52	7,793,295.86	0.82	149,871.07	7.293	47.09	47.09	617
50.01 - 55.00	74	12,576,263.97	1.32	169,949.51	7.702	53.06	53.06	602
55.01 - 60.00	77	13,284,925.21	1.40	172,531.50	7.690	58.10	58.16	599
60.01 - 65.00	134	26,037,251.86	2.74	194,307.85	7.714	63.19	64.01	618
65.01 - 70.00	228	45,056,010.56	4.74	197,614.08	7.747	68.64	70.12	618
70.01 - 75.00	328	76,593,608.97	8.05	233,517.10	7.872	73.90	76.01	614
75.01 - 80.00	1,207	271,099,246.24	28.49	224,605.84	7.700	79.65	89.58	648
80.01 - 85.00	514	94,942,391.94	9.98	184,712.82	8.503	84.35	84.46	594
85.01 - 90.00	680	140,536,840.13	14.77	206,671.82	8.618	89.57	89.59	615
90.01 - 95.00	186	38,674,815.36	4.06	207,929.11	8.591	94.35	94.40	646
95.01 - 100.00	1,211	210,640,715.27	22.14	173,939.48	9.085	99.85	99.85	646
Total:	4,792	951,478,465.34	100.00	198,555.61	8.269	83.63	86.74	630

The weighted-average Combined loan-to-value ratio of the mortgage loans as of the cut-off date was 83.63%.
(1) Combined LTV = Principal Balance at Origination + Senior Lien Balance (as applicable) / property value

Fully Combined Loan-To-Value Ratio of the Mortgage Loans at Origination(1)

Fully Combined Loan-To-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
9.82 - 10.00	1	54,202.84	0.01	54,202.84	6.350	9.82	9.82	751
10.01 - 15.00	3	319,483.22	0.03	106,494.41	7.444	11.98	11.98	578
15.01 - 20.00	5	378,739.00	0.04	75,747.80	8.808	17.09	17.09	615
20.01 - 25.00	8	1,116,430.64	0.12	139,553.83	7.339	23.15	23.15	614
25.01 - 30.00	9	993,003.63	0.10	110,333.74	7.747	28.21	28.21	599
30.01 - 35.00	15	2,300,597.53	0.24	153,373.17	7.352	31.79	31.79	601
35.01 - 40.00	33	5,015,278.85	0.53	151,978.15	7.318	37.82	37.82	619
40.01 - 45.00	27	4,065,364.26	0.43	150,569.05	7.870	42.23	42.44	613
45.01 - 50.00	52	7,793,295.86	0.82	149,871.07	7.293	47.09	47.09	617
50.01 - 55.00	74	12,576,263.97	1.32	169,949.51	7.702	53.06	53.06	602
55.01 - 60.00	76	13,177,678.32	1.38	173,390.50	7.693	58.10	58.10	599
60.01 - 65.00	131	23,662,628.64	2.49	180,630.75	7.721	63.04	63.04	612
65.01 - 70.00	219	42,172,749.93	4.43	192,569.63	7.768	68.52	68.54	614
70.01 - 75.00	315	71,447,313.81	7.51	226,816.87	7.908	73.55	73.85	608
75.01 - 80.00	686	128,423,649.57	13.50	187,206.49	8.047	79.33	79.35	610
80.01 - 85.00	514	94,539,238.57	9.94	183,928.48	8.500	84.32	84.34	594
85.01 - 90.00	715	153,835,625.67	16.17	215,154.72	8.492	88.51	89.60	621
90.01 - 95.00	229	51,731,105.53	5.44	225,900.02	8.259	90.52	94.42	655
95.01 - 100.00	1,680	337,875,815.50	35.51	201,116.56	8.463	92.29	99.87	659
Total:	4,792	951,478,465.34	100.00	198,555.61	8.269	83.63	86.74	630

The weighted-average Fully Combined loan-to-value ratio of the mortgage loans as of the cut-off date was 86.74%.
(1) Fully Combined LTV = Principal Balance at Origination+ Senior and known Junior Lien Balances (as applicable) / property value

Occupancy Type of the Mortgage Loans at Origination

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Primary	4,470	893,258,004.70	93.88	199,834.01	8.257	83.96	87.15	628
Investor	270	44,007,889.77	4.63	162,992.18	8.612	77.73	79.09	669
Second Home	52	14,212,570.87	1.49	273,318.67	7.970	81.34	84.55	666
Total:	4,792	951,478,465.34	100.00	198,555.61	8.269	83.63	86.74	630

Property Types of the Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
2-4 Family	298	77,145,021.03	8.11	258,875.91	8.213	81.49	84.79	645
Condo	259	48,957,808.57	5.15	189,026.29	8.199	83.54	87.60	646
Condo High	11	3,101,567.10	0.33	281,960.65	8.207	86.80	93.76	681
Condo Mid	6	1,312,054.30	0.14	218,675.72	8.693	79.86	83.02	619
Modular	5	682,304.71	0.07	136,460.94	8.184	86.07	86.07	630
PUD	476	113,732,673.53	11.95	238,934.19	8.236	85.13	89.51	636
Single Family Attached	159	28,780,243.09	3.02	181,007.82	8.110	84.07	86.36	629
Single Family Dettached	3,546	672,731,312.88	70.70	189,715.54	8.291	83.60	86.43	626
Townhouse	32	5,035,480.13	0.53	157,358.75	8.487	83.66	86.59	620
Total:	4,792	951,478,465.34	100.00	198,555.61	8.269	83.63	86.74	630

Loan Purpose of the Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Cash-Out Refinance	3,297	650,857,153.48	68.40	197,408.90	8.205	81.62	83.08	617
Purchase	1,292	262,932,747.92	27.63	203,508.32	8.498	89.01	96.19	661
Rate/Term Refinance	203	37,688,563.94	3.96	185,657.95	7.786	80.85	84.10	647
Total:	4,792	951,478,465.34	100.00	198,555.61	8.269	83.63	86.74	630

Documentation of the Mortgage Loans at Origination

Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Alt	245	58,374,852.64	6.14	238,264.70	8.100	80.59	86.15	637
Full	2,833	500,052,977.87	52.56	176,510.05	8.306	85.47	86.88	608
No Doc	11	2,983,402.68	0.31	271,218.43	6.927	67.66	69.71	718
No Ratio	99	26,658,028.17	2.80	269,273.01	7.500	78.45	92.38	688
Stated Income Stated Assets	34	7,241,665.88	0.76	212,990.17	8.159	80.69	93.12	671
Stated Self-Employed	592	147,731,854.84	15.53	249,547.05	8.321	80.20	83.29	648
Stated Wage-Earner	978	208,435,683.26	21.91	213,124.42	8.314	83.51	88.33	657
Total:	4,792	951,478,465.34	100.00	198,555.61	8.269	83.63	86.74	630

Lien Position of the Mortgage Loans at Origination

Lien Position	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
First	4,454	927,469,429.74	97.48	208,232.92	8.186	83.23	86.42	629
Second	338	24,009,035.60	2.52	71,032.65	11.494	99.20	99.20	675
Total:	4,792	951,478,465.34	100.00	198,555.61	8.269	83.63	86.74	630

Index of the Adjustable-Rate Mortgage Loans

Index	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Six-Month LIBOR	2,962	685,284,274.22	100.00	231,358.63	8.221	84.34	88.20	629
Total:	2,962	685,284,274.22	100.00	231,358.63	8.221	84.34	88.20	629

Prepayment Penalty Status of the Mortgage Loans at Origination

Prepayment Penalty Status	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Has Prepayment Penalties	3,564	721,454,445.45	75.82	202,428.30	8.210	84.18	87.29	633
Has No Prepayment Penalties	1,228	230,024,019.89	24.18	187,315.98	8.456	81.91	85.02	622
Total:	4,792	951,478,465.34	100.00	198,555.61	8.269	83.63	86.74	630

Prepayment Penalty Term of the Mortgage Loans at Origination

Prepayment Penalty Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
0	1,228	230,024,019.89	24.18	187,315.98	8.456	81.91	85.02	622
6	34	10,597,495.63	1.11	311,691.05	8.351	79.78	88.87	673
12	373	110,503,850.38	11.61	296,256.97	7.893	80.36	85.39	657
18	13	3,016,214.61	0.32	232,016.51	8.680	83.93	87.98	636
24	200	44,738,258.87	4.70	223,691.29	8.307	82.05	88.31	647
30	16	3,403,919.59	0.36	212,744.97	8.860	86.50	86.50	623
36	2,013	404,392,308.46	42.50	200,890.37	8.249	85.46	88.38	629
42	7	1,175,218.45	0.12	167,888.35	8.333	91.79	93.58	656
48	29	4,309,101.31	0.45	148,589.70	8.753	89.55	90.55	615
60	879	139,318,078.15	14.64	158,496.11	8.261	84.25	85.05	616
Total:	4,792	951,478,465.34	100.00	198,555.61	8.269	83.63	86.74	630

Geographic Concentration of the Mortgage Loans

Location	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Florida	747	143,895,834.39	15.12	192,631.64	8.248	82.48	85.43	628
California	470	142,549,943.84	14.98	303,297.75	7.732	79.48	85.13	653
New York	274	79,307,515.22	8.34	289,443.49	7.946	80.10	82.63	643
Illinois	265	51,880,264.14	5.45	195,774.58	8.608	85.23	88.45	625
Texas	346	43,589,882.71	4.58	125,982.32	8.464	81.46	82.28	610
New Jersey	148	39,848,696.97	4.19	269,247.95	8.092	79.96	83.66	621
Arizona	205	39,480,935.03	4.15	192,589.93	8.140	85.20	87.70	635
Massachusetts	150	36,649,903.47	3.85	244,332.69	8.306	81.00	84.86	633
Maryland	131	30,472,012.47	3.20	232,610.78	8.233	83.16	86.34	617
Washington	123	26,961,466.00	2.83	219,198.91	7.886	84.40	87.18	637
Georgia	152	25,375,039.08	2.67	166,941.05	8.751	89.17	91.59	626
Virginia	116	22,974,338.77	2.41	198,054.64	8.442	86.56	88.17	622
Ohio	146	21,600,937.26	2.27	147,951.63	8.886	92.26	92.97	605
Pennsylvania	126	19,404,795.77	2.04	154,006.32	8.617	88.15	89.63	617
Connecticut	84	18,029,323.61	1.89	214,634.80	8.370	85.37	87.10	629
Michigan	112	16,611,608.45	1.75	148,317.93	8.834	87.03	90.32	622
Tennessee	139	16,539,878.69	1.74	118,991.93	8.887	89.88	90.88	607
Oregon	79	16,248,646.84	1.71	205,679.07	8.062	84.37	86.78	626
Utah	76	16,093,437.81	1.69	211,755.76	8.544	88.28	91.71	632
Nevada	71	15,744,651.06	1.65	221,755.65	8.104	86.05	90.43	649
Missouri	98	13,119,521.83	1.38	133,872.67	8.932	88.89	89.53	605
Indiana	92	11,662,588.22	1.23	126,767.26	9.161	90.09	90.54	600
Colorado	67	11,555,749.61	1.21	172,473.87	8.313	88.92	95.21	644
Hawaii	38	11,387,399.14	1.20	299,668.40	7.728	82.53	87.91	651
Alabama	61	8,032,469.08	0.84	131,679.82	9.036	88.30	88.56	608
New Mexico	44	7,824,552.34	0.82	177,830.74	8.341	83.10	87.17	642
Minnesota	40	7,591,082.07	0.80	189,777.05	8.523	90.62	94.48	638
Mississippi	46	6,555,014.62	0.69	142,500.32	8.859	87.41	93.23	617
North Carolina	27	5,296,051.47	0.56	196,150.05	8.512	85.65	89.67	638
Rhode Island	22	5,249,583.35	0.55	238,617.43	7.919	79.84	87.45	646
Oklahoma	45	4,651,355.98	0.49	103,363.47	8.978	87.95	88.35	597
Louisiana	31	4,377,486.72	0.46	141,209.25	8.654	87.69	88.06	606
Wisconsin	27	3,879,307.06	0.41	143,678.04	8.593	88.86	91.13	611
Kentucky	29	3,298,605.76	0.35	113,745.03	8.930	91.14	92.51	600
Kansas	23	2,968,246.82	0.31	129,054.21	8.772	90.95	94.49	627
New Hampshire	13	2,615,545.30	0.27	201,195.79	8.557	86.56	90.23	654
Idaho	14	2,436,337.91	0.26	174,024.14	8.304	84.20	85.88	611
Iowa	20	2,396,771.75	0.25	119,838.59	8.990	84.71	84.71	609
South Carolina	22	2,297,050.93	0.24	104,411.41	9.144	81.23	82.34	601
Maine	12	2,029,650.54	0.21	169,137.55	8.506	80.94	80.94	576
Arkansas	14	2,025,602.22	0.21	144,685.87	9.015	90.43	92.17	599
Delaware	9	1,900,656.34	0.20	211,184.04	8.758	87.75	87.75	595
Vermont	8	1,559,190.06	0.16	194,898.76	8.340	84.26	84.26	632
Nebraska	12	1,252,672.77	0.13	104,389.40	9.055	96.33	96.33	651
Montana	6	796,798.14	0.08	132,799.69	8.507	80.85	80.85	633
West Virginia	5	610,203.17	0.06	122,040.63	8.894	66.10	66.10	576
Alaska	2	285,362.40	0.03	142,681.20	7.746	77.37	77.37	592
District of Columbia	2	264,323.01	0.03	132,161.51	12.732	100.00	100.00	642
North Dakota	2	200,367.78	0.02	100,183.89	7.773	80.40	80.40	657
Wyoming	1	99,807.37	0.01	99,807.37	8.250	80.00	80.00	571
Total:	4,792	951,478,465.34	100.00	198,555.61	8.269	83.63	86.74	630

Mortgage Insurance Status

Mortgage Insurance Status	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
None	4,792	951,478,465.34	100.00	198,555.61	8.269	83.63	86.74	630
Total:	4,792	951,478,465.34	100.00	198,555.61	8.269	83.63	86.74	630

Credit Score of the Mortgage Loans at Origination

Credit Score	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
N/A	10	1,128,790.18	0.12	112,879.02	9.761	56.93	56.93	N/A
435 - 449	1	109,468.68	0.01	109,468.68	9.150	38.33	38.33	435
450 - 474	6	1,079,740.92	0.11	179,956.82	9.228	71.91	71.91	465
475 - 499	23	3,316,195.25	0.35	144,182.40	9.353	65.95	66.52	487
500 - 524	325	52,756,868.01	5.54	162,328.82	9.216	76.17	76.17	512
525 - 549	316	52,705,757.26	5.54	166,790.37	8.914	78.23	78.26	537
550 - 574	398	70,476,829.75	7.41	177,077.46	8.636	79.04	79.04	563
575 - 599	624	117,309,103.05	12.33	187,995.36	8.632	86.48	86.64	587
600 - 624	658	124,526,152.14	13.09	189,249.47	8.379	85.62	86.38	612
625 - 649	731	147,378,776.20	15.49	201,612.55	8.212	85.89	88.67	638
650 - 674	732	157,483,271.63	16.55	215,141.08	8.106	84.86	90.38	661
675 - 699	455	103,148,102.07	10.84	226,699.13	7.823	84.57	91.66	685
700 - 724	252	56,784,434.59	5.97	225,335.06	7.659	83.88	90.98	710
725 - 749	137	34,328,970.84	3.61	250,576.43	7.437	83.28	89.26	736
750 - 774	80	20,287,533.36	2.13	253,594.17	7.356	80.95	88.21	759
775 - 799	39	7,464,671.01	0.78	191,401.82	7.073	77.34	85.96	785
800 - 813	5	1,193,800.40	0.13	238,760.08	7.219	88.77	96.24	804
Total:	4,792	951,478,465.34	100.00	198,555.61	8.269	83.63	86.74	630

The non-zero weighted-average credit score of the mortgage loans as of the cut-off date was 630.

Debt-To-Income Ratio of the Mortgage Loans at Origination

Debt-To-Income Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Not Available	110	29,641,430.85	3.12	269,467.55	7.442	77.37	90.10	691
2.50 - 10.00	13	4,301,436.45	0.45	330,879.73	7.573	79.44	92.00	681
10.01 - 20.00	83	13,831,441.54	1.45	166,643.87	8.211	78.58	82.25	632
20.01 - 30.00	351	50,948,357.61	5.35	145,152.02	8.247	79.83	80.83	611
30.01 - 40.00	979	163,655,204.55	17.20	167,165.68	8.298	82.64	84.60	620
40.01 - 50.00	3,049	640,384,452.12	67.30	210,030.98	8.331	84.45	87.55	631
50.01 - 60.00	207	48,716,142.22	5.12	235,343.68	7.963	85.85	88.32	634
Total:	4,792	951,478,465.34	100.00	198,555.61	8.269	83.63	86.74	630

The non-zero weighted-average debt-to-income ratio of the mortgage loans as of the cut-off date was 42.64%.

Channel of the Mortgage Loans

Channel	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Wholesale	3,331	697,679,862.95	73.33	209,450.57	8.327	84.25	88.14	636
Retail	1,461	253,798,602.39	26.67	173,715.68	8.110	81.94	82.89	614
Total:	4,792	951,478,465.34	100.00	198,555.61	8.269	83.63	86.74	630

Margin of the Adjustable-Rate Mortgage Loans

Range of Margins of the Adjustable Rate Mortgage Loans (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
2.199 - 2.500	180	56,178,173.64	8.20	312,100.96	7.107	76.69	92.04	687
2.501 - 3.000	71	16,313,356.31	2.38	229,765.58	7.239	77.24	83.16	665
3.001 - 3.500	121	30,471,990.38	4.45	251,834.63	6.807	77.91	82.69	659
3.501 - 4.000	227	62,511,527.78	9.12	275,381.18	7.106	79.62	86.87	661
4.001 - 4.500	345	91,604,479.93	13.37	265,520.23	7.583	82.62	87.03	641
4.501 - 5.000	457	110,193,640.11	16.08	241,123.94	8.080	83.87	86.96	627
5.001 - 5.500	421	95,527,051.10	13.94	226,905.11	8.519	85.72	87.39	613
5.501 - 6.000	504	112,903,821.60	16.48	224,015.52	8.837	89.04	90.14	612
6.001 - 6.500	261	48,602,863.82	7.09	186,217.87	9.406	88.35	89.05	596
6.501 - 7.000	225	39,432,028.32	5.75	175,253.46	9.822	90.37	91.04	589
7.001 - 7.500	80	12,006,787.29	1.75	150,084.84	10.216	91.96	91.96	592
7.501 - 8.000	44	6,454,891.66	0.94	146,702.08	10.377	91.44	91.44	596
8.001 - 8.500	12	1,624,949.22	0.24	135,412.44	10.239	86.38	86.81	570
8.501 - 9.000	8	975,192.47	0.14	121,899.06	11.476	91.78	91.78	610
9.001 - 9.500	2	131,312.40	0.02	65,656.20	12.178	93.22	93.22	594
9.501 - 10.000	4	352,208.19	0.05	88,052.05	12.787	83.10	83.10	607
Total:	2,962	685,284,274.22	100.00	231,358.63	8.221	84.34	88.20	629

The weighted-average margin of the adjustable rate mortgage loans as of the cut-off date was 4.908%.

Next Rate Adjustment Date of the Adjustable-Rate Mortgage Loans

Next Rate Adjustment Date of the Adjustable Rate Mortgage Loans	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
2007-06	1	58,339.64	0.01	58,339.64	12.125	100.00	100.00	632
2007-07	4	682,632.58	0.10	170,658.15	8.395	87.94	87.94	575
2007-08	1	95,772.59	0.01	95,772.59	7.600	80.00	80.00	668
2007-09	3	308,936.75	0.05	102,978.92	9.740	80.17	80.17	578
2007-10	2	776,646.05	0.11	388,323.03	6.872	74.55	85.80	574
2007-11	5	1,030,093.76	0.15	206,018.75	7.157	77.72	87.55	650
2007-12	6	886,653.79	0.13	147,775.63	8.622	88.55	94.56	601
2008-01	5	892,979.00	0.13	178,595.80	7.264	70.27	72.95	567
2008-02	1	130,229.48	0.02	130,229.48	7.500	100.00	100.00	665
2008-03	4	1,085,098.05	0.16	271,274.51	6.202	70.64	74.40	674
2008-04	6	1,055,902.13	0.15	175,983.69	8.877	87.93	90.21	612
2008-05	7	1,066,306.41	0.16	152,329.49	9.621	82.37	85.82	588
2008-06	10	2,482,767.67	0.36	248,276.77	8.146	84.46	87.57	626
2008-07	20	5,406,184.70	0.79	270,309.24	8.869	75.27	84.40	644
2008-08	9	2,791,026.95	0.41	310,114.11	9.443	85.47	85.47	631
2008-09	37	11,831,498.80	1.73	319,770.24	8.781	89.55	93.14	644
2008-10	12	1,944,971.13	0.28	162,080.93	9.477	91.30	91.50	640
2008-11	13	3,255,535.63	0.48	250,425.82	9.245	88.72	89.29	611
2008-12	10	2,674,724.91	0.39	267,472.49	8.970	86.32	93.75	675
2009-01	24	5,286,063.65	0.77	220,252.65	8.104	81.34	87.42	637
2009-02	49	12,784,931.99	1.87	260,916.98	8.222	80.27	87.84	649
2009-03	30	6,354,323.07	0.93	211,810.77	8.389	77.45	82.28	632
2009-04	7	1,080,835.73	0.16	154,405.10	9.878	83.62	83.62	559
2009-05	8	815,406.07	0.12	101,925.76	9.182	92.20	95.14	629
2009-06	8	1,530,928.28	0.22	191,366.04	8.845	77.16	82.62	599
2009-07	12	3,212,828.83	0.47	267,735.74	8.151	81.19	90.45	702
2009-08	13	2,242,732.73	0.33	172,517.90	9.252	95.74	96.64	625
2009-09	43	8,808,356.64	1.29	204,845.50	8.687	96.37	96.80	651
2009-10	66	14,843,285.15	2.17	224,898.26	8.967	96.28	96.39	624
2009-11	166	37,592,547.60	5.49	226,461.13	8.567	93.32	94.19	618
2009-12	265	58,858,062.54	8.59	222,105.90	8.552	91.40	92.91	619
2010-01	462	107,974,778.22	15.76	233,711.64	8.264	86.72	89.22	622
2010-02	762	175,691,530.53	25.64	230,566.31	8.132	82.73	86.53	625
2010-03	521	112,977,051.73	16.49	216,846.55	8.269	79.32	82.54	620
2010-04	9	1,822,311.17	0.27	202,479.02	7.897	83.30	85.06	653
2011-07	3	954,503.79	0.14	318,167.93	6.389	79.66	83.42	703
2011-09	3	927,634.76	0.14	309,211.59	8.666	83.91	93.12	625
2011-10	1	588,964.32	0.09	588,964.32	8.600	98.33	98.33	676
2011-11	19	4,455,621.66	0.65	234,506.40	7.997	89.97	95.47	662
2011-12	20	7,947,057.13	1.16	397,352.86	7.994	84.05	90.38	665
2012-01	72	15,018,438.65	2.19	208,589.43	7.577	82.82	90.72	642
2012-02	115	30,812,787.44	4.50	267,937.28	7.388	80.01	89.30	667
2012-03	115	28,698,587.10	4.19	249,552.93	7.526	79.60	90.61	659
2012-04	3	828,785.22	0.12	276,261.74	6.877	66.97	75.78	653
2013-12	1	384,000.00	0.06	384,000.00	6.750	80.00	90.00	706
2014-01	4	1,588,920.20	0.23	397,230.05	6.973	70.45	76.45	674
2014-02	5	2,746,700.00	0.40	549,340.00	6.704	65.23	74.57	701
Total:	2,962	685,284,274.22	100.00	231,358.63	8.221	84.34	88.20	629
The weighted-average next rate adjustment date of the adjustable rate mortgage loans as of the cut-off date was March 14, 2010.

Maximum Mortgage Rate of the Adjustable-Rate Mortgage Loans

Range of Maximum Mortgage Rates of the Adjustable Rate Mortgage Loans (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
8.375 - 8.500	1	294,598.01	0.04	294,598.01	4.875	80.00	100.00	647
10.501 - 11.000	1	277,375.96	0.04	277,375.96	5.650	79.97	79.97	705
11.001 - 11.500	1	457,888.05	0.07	457,888.05	6.425	79.31	79.31	714
11.501 - 12.000	2	327,450.33	0.05	163,725.17	5.892	80.00	93.14	670
12.001 - 12.500	44	12,454,169.34	1.82	283,049.30	6.351	73.62	84.07	700
12.501 - 13.000	67	19,305,430.79	2.82	288,140.76	6.746	77.51	92.77	680
13.001 - 13.500	109	29,680,965.15	4.33	272,302.43	6.840	75.66	87.58	684
13.501 - 14.000	229	66,344,621.99	9.68	289,714.51	7.029	77.08	85.59	669
14.001 - 14.500	320	86,716,504.76	12.65	270,989.08	7.384	81.72	87.68	653
14.501 - 15.000	491	122,275,410.74	17.84	249,033.42	7.857	83.68	87.37	633
15.001 - 15.500	403	92,170,774.51	13.45	228,711.60	8.336	85.54	87.36	616
15.501 - 16.000	571	126,311,058.75	18.43	221,210.26	8.837	88.52	89.49	608
16.001 - 16.500	268	53,050,779.58	7.74	197,950.67	9.359	88.74	89.18	604
16.501 - 17.000	278	50,658,891.48	7.39	182,226.23	9.845	89.95	90.06	585
17.001 - 17.500	91	13,231,058.58	1.93	145,396.25	10.309	90.36	90.76	581
17.501 - 18.000	58	8,636,082.77	1.26	148,897.98	10.820	92.62	92.62	590
18.001 - 18.500	13	1,576,560.23	0.23	121,273.86	11.297	85.54	85.99	537
18.501 - 19.000	8	948,158.18	0.14	118,519.77	11.823	91.77	91.77	623
19.501 - 20.000	6	470,548.19	0.07	78,424.70	12.825	85.46	85.46	599
20.501 - 20.990	1	95,946.83	0.01	95,946.83	13.990	100.00	100.00	605
Total:	2,962	685,284,274.22	100.00	231,358.63	8.221	84.34	88.20	629

The weighted-average maximum mortgage rate of the adjustable rate mortgage loans as of the cut-off date was 15.121%.

Minimum Mortgage Rate of the Adjustable-Rate Mortgage Loans

Range of Minimum Mortgage Rates of the Adjustable Rate Mortgage Loans (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
2.250 - 2.500	172	54,245,693.94	7.92	315,381.94	7.113	76.56	92.33	688
2.501 - 3.000	3	619,160.78	0.09	206,386.93	7.169	80.00	98.71	733
3.501 - 4.000	1	269,592.00	0.04	269,592.00	6.750	80.00	100.00	648
4.001 - 4.500	1	1,050,000.00	0.15	1,050,000.00	7.375	75.00	100.00	716
4.501 - 5.000	1	220,000.00	0.03	220,000.00	7.250	80.00	80.00	723
5.001 - 5.500	3	625,827.32	0.09	208,609.11	5.486	82.67	95.93	678
5.501 - 6.000	9	2,025,665.01	0.30	225,073.89	5.811	70.18	70.18	675
6.001 - 6.500	66	16,036,195.12	2.34	242,972.65	6.402	73.69	79.60	681
6.501 - 7.000	203	55,785,439.96	8.14	274,805.12	6.869	77.67	84.71	667
7.001 - 7.500	311	84,761,124.13	12.37	272,543.81	7.351	81.73	87.38	652
7.501 - 8.000	487	121,045,245.75	17.66	248,552.87	7.841	83.67	87.26	633
8.001 - 8.500	404	92,295,680.15	13.47	228,454.65	8.331	85.50	87.35	616
8.501 - 9.000	570	126,305,807.82	18.43	221,589.14	8.831	88.53	89.58	608
9.001 - 9.500	269	52,628,245.50	7.68	195,644.04	9.345	88.97	89.41	602
9.501 - 10.000	281	51,158,912.31	7.47	182,060.19	9.841	89.78	89.89	585
10.001 - 10.500	92	14,087,214.76	2.06	153,121.90	10.299	89.12	89.50	588
10.501 - 11.000	58	8,882,416.83	1.30	153,145.12	10.808	92.65	92.65	590
11.001 - 11.500	13	1,576,560.23	0.23	121,273.86	11.297	85.54	85.99	537
11.501 - 12.000	10	1,041,472.06	0.15	104,147.21	11.806	90.71	90.71	617
12.001 - 12.500	1	57,525.53	0.01	57,525.53	9.030	93.15	100.00	597
12.501 - 13.000	6	470,548.19	0.07	78,424.70	12.825	85.46	85.46	599
13.501 - 13.990	1	95,946.83	0.01	95,946.83	13.990	100.00	100.00	605
Total:	2,962	685,284,274.22	100.00	231,358.63	8.221	84.34	88.20	629

The weighted-average minimum mortgage rate of the adjustable rate mortgage loans as of the cut-off date was 7.824%.

Initial Periodic Cap of the Adjustable-Rate Mortgage Loans

Initial Periodic Cap of the Adjustable Rate Mortgage Loans (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
1.000	9	1,717,904.78	0.25	190,878.31	8.649	82.24	82.24	574
1.500	2,736	618,651,135.23	90.28	226,115.18	8.320	85.15	87.89	624
2.000	25	5,734,149.18	0.84	229,365.97	8.678	75.84	82.13	610
3.000	10	1,621,529.33	0.24	162,152.93	7.890	79.67	85.29	624
5.000	3	1,034,534.65	0.15	344,844.88	6.651	77.21	85.47	674
6.000	179	56,525,021.05	8.25	315,782.24	7.117	76.61	92.55	689
Total:	2,962	685,284,274.22	100.00	231,358.63	8.221	84.34	88.20	629

The weighted-average initial periodic cap of the adjustable rate mortgage loans as of the cut-off date was 1.883%.

Subsequent Periodic Cap of the Adjustable-Rate Mortgage Loans

Subsequent Periodic Cap of the Adjustable Rate Mortgage Loans (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
1.000	9	1,717,904.78	0.25	190,878.31	8.649	82.24	82.24	574
1.500	2,736	618,651,135.23	90.28	226,115.18	8.320	85.15	87.89	624
2.000	204	62,259,170.23	9.09	305,192.01	7.261	76.53	91.59	682
3.000	10	1,621,529.33	0.24	162,152.93	7.890	79.67	85.29	624
5.000	3	1,034,534.65	0.15	344,844.88	6.651	77.21	85.47	674
Total:	2,962	685,284,274.22	100.00	231,358.63	8.221	84.34	88.20	629

The weighted-average subsequent periodic cap of the adjustable rate mortgage loans as of the cut-off date was 1.553%.

Interest Only Term of the Mortgage Loans at Origination

Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
None	4,268	782,346,735.57	82.22	183,305.23	8.445	83.75	85.74	621
60	397	123,916,072.98	13.02	312,131.17	7.600	85.56	91.16	670
120	127	45,215,656.79	4.75	356,028.79	7.059	76.25	91.93	688
Total:	4,792	951,478,465.34	100.00	198,555.61	8.269	83.63	86.74	630

Historical Delinquency for Current Mortgage of the Mortgage Loans (1)

Historical Delinquency (Past 12 Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
0 X 30	4,785	950,787,080.87	99.93	198,701.58	8.268	83.63	86.74	630
1 X 30	7	691,384.47	0.07	98,769.21	10.145	91.12	91.12	558
Total:	4,792	951,478,465.34	100.00	198,555.61	8.269	83.63	86.74	630

(1) Represents the Historical Delinquency of the borrower's current mortgage and excludes any payment history on any prior mortgages. Historical Delinquency data is as of 3/1/2007.

Group III Collateral: Summary
Statistics for the Mortgage Loans listed below are based on Cut-off Date scheduled balances.

		Minimum	Maximum

Scheduled Principal Balance:	$495,201,215.34
Number of Mortgage Loans	2,288
Average Scheduled Principal Balance:	$216,434.10	$1.00	$1,430,000.00
Weighted Average Gross Coupon:	8.202%	4.875%	15.950%
Non-Zero Weighted Average Original Credit Score:	638	435	804
Weighted Average Combined LTV Ratio (1):	84.02%	9.82%	100.00%
Weighted Average Fully Combined LTV Ratio (2):	88.11%	9.82%	100.00%
Weighted Average Stated Remaining Term:	347 Months	111 Months	359 Months
Weighted Average Original Term:	351 Months	120 Months	360 Months
Weighted Average Roll Term:	36 Months	1 Month	81 Months
Weighted Average Gross Margin:	4.711%	2.250%	10.000%
Weighted Average Initial Periodic Rate Cap:	2.080%	1.000%	6.000%
Weighted Average Subsequent Periodic Rate Cap:	1.575%	1.000%	5.000%
Weighted Average Gross Maximum Lifetime Rate:	14.955%	8.375%	20.000%
Weighted Average Gross Minimum Lifetime Rate:	7.492%	2.250%	13.000%
Weighted Average Seasoning:	4 Months	1 Month	86 Months
Weighted Average First Pay Date:	1/30/2007	4/1/2000	5/1/2007
Weighted Average First Adjustment Date:	4/26/2010	6/1/2005	2/1/2014
Percent Interest Only Loans:	22.69%
Percent Second Liens:	3.62%
Percent of First Lien Loans with Silent Seconds:	22.22%
Non-Zero Weighted Average Debt-To-Income Ratio:	42.31%	2.50%	60.00%

(1) Combined LTV = Principal Balance at Origination + Senior Lien Balance (as applicable) / property value
(2) Fully Combined LTV = Principal Balance at Origination+ Senior and known Junior Lien Balances (as applicable) / property value

Product Type of the Group III Mortgage Loans

Product Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Fixed -10	5	285,095.33	0.06	57,019.07	8.907	67.24	67.24	614
Fixed -15	32	3,779,953.91	0.76	118,123.56	7.744	68.99	68.99	643
Fixed -20	39	3,626,472.57	0.73	92,986.48	8.461	80.09	80.09	608
Fixed -30	659	101,895,216.37	20.58	154,620.97	8.149	80.45	81.51	623
Fixed -30 IO	22	7,350,834.37	1.48	334,128.84	7.276	79.07	86.77	696
Fixed Balloon 30/15	205	17,417,165.61	3.52	84,961.78	11.472	98.83	98.83	677
Fixed Balloon 40/30	164	34,160,150.01	6.90	208,293.60	7.886	82.32	82.96	620
Hybrid 1 Yr Fixed Balloon	1	324,541.59	0.07	324,541.59	5.625	72.22	72.22	671
Hybrid 2 Yrs Fixed	70	15,938,365.33	3.22	227,690.93	8.793	83.37	87.11	633
Hybrid 2 Yrs Fixed Balloon	33	11,204,540.38	2.26	339,531.53	8.498	80.52	87.52	627
Hybrid 2 Yrs Fixed IO	25	11,089,308.64	2.24	443,572.35	7.881	85.31	94.73	671
Hybrid 3 Yrs Fixed	302	67,056,602.42	13.54	222,041.73	8.605	85.28	88.54	622
Hybrid 3 Yrs Fixed Balloon	340	97,908,153.56	19.77	287,965.16	8.292	87.43	90.53	623
Hybrid 3 Yrs Fixed IO	146	54,604,514.47	11.03	374,003.52	7.576	85.78	93.20	670
Hybrid 5 Yrs Fixed	80	15,800,842.87	3.19	197,510.54	8.001	83.20	90.99	637
Hybrid 5 Yrs Fixed Balloon	63	13,216,463.46	2.67	209,785.13	8.273	86.12	86.76	610
Hybrid 5 Yrs Fixed IO	94	35,522,374.25	7.17	377,897.60	7.202	79.92	93.97	686
Hybrid 7 Yrs Fixed	1	228,131.23	0.05	228,131.23	7.625	80.00	100.00	651
Hybrid 7 Yrs Fixed IO	7	3,792,488.97	0.77	541,784.14	6.778	66.71	74.78	697
Total:	2,288	495,201,215.34	100.00	216,434.10	8.202	84.02	88.11	638

Servicer of the Group III Mortgage Loans

Servicer	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Countrywide	2,288	495,201,215.34	100.00	216,434.10	8.202	84.02	88.11	638
Total:	2,288	495,201,215.34	100.00	216,434.10	8.202	84.02	88.11	638

Originator of the Group III Mortgage Loans

Originator	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Accredited	2,288	495,201,215.34	100.00	216,434.10	8.202	84.02	88.11	638
Total:	2,288	495,201,215.34	100.00	216,434.10	8.202	84.02	88.11	638

Principal Balances of the Group III Mortgage Loans at Origination

Range ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
16,324.00 - 25,000.00	8	172,810.93	0.03	21,601.37	9.926	98.55	98.55	712
25,000.01 - 50,000.00	65	2,745,302.69	0.55	42,235.43	10.753	88.84	88.84	652
50,000.01 - 75,000.00	186	11,747,082.90	2.37	63,156.36	9.714	81.91	82.00	610
75,000.01 - 100,000.00	274	23,978,018.18	4.84	87,511.02	9.207	82.70	82.86	610
100,000.01 - 125,000.00	235	26,437,389.08	5.34	112,499.53	8.835	83.65	84.50	612
125,000.01 - 150,000.00	251	34,611,941.33	6.99	137,896.18	8.688	83.28	84.34	612
150,000.01 - 175,000.00	210	34,138,964.59	6.89	162,566.50	8.350	83.77	86.08	625
175,000.01 - 200,000.00	156	29,188,195.24	5.89	187,103.82	8.102	83.08	86.16	612
200,000.01 - 225,000.00	107	22,862,773.57	4.62	213,670.78	8.108	83.11	87.67	621
225,000.01 - 250,000.00	130	30,873,040.50	6.23	237,484.93	8.152	84.81	88.71	637
250,000.01 - 275,000.00	80	21,088,496.28	4.26	263,606.20	7.989	85.58	89.55	636
275,000.01 - 300,000.00	80	23,018,643.46	4.65	287,733.04	8.170	87.80	94.19	638
300,000.01 - 350,000.00	104	33,595,647.22	6.78	323,035.07	7.971	85.17	91.08	643
350,000.01 - 400,000.00	73	27,475,502.78	5.55	376,376.75	7.795	84.93	92.05	656
400,000.01 - 450,000.00	98	41,970,415.31	8.48	428,269.54	7.974	86.59	90.79	648
450,000.01 - 500,000.00	91	43,226,592.73	8.73	475,017.50	7.896	83.76	87.65	638
500,000.01 - 600,000.00	79	43,419,848.17	8.77	549,618.33	7.832	85.46	91.23	665
600,000.01 - 700,000.00	37	23,179,892.09	4.68	626,483.57	7.926	83.59	89.99	663
700,000.01 - 800,000.00	8	6,010,593.40	1.21	751,324.18	7.812	79.90	83.99	677
800,000.01 - 900,000.00	6	5,087,442.38	1.03	847,907.06	7.544	67.80	71.07	671
900,000.01 - 1,000,000.00	7	6,737,622.51	1.36	962,517.50	7.636	74.82	88.30	703
1,000,000.01 - 1,100,000.00	1	1,050,000.00	0.21	1,050,000.00	7.375	75.00	100.00	716
1,100,000.01 - 1,200,000.00	1	1,155,000.00	0.23	1,155,000.00	7.875	70.00	90.00	721
1,400,000.01 - 1,430,000.00	1	1,430,000.00	0.29	1,430,000.00	7.625	65.00	75.00	665
Total:	2,288	495,201,215.34	100.00	216,434.10	8.202	84.02	88.11	638

The average loan balance of the mortgage loans at origination was $217,090.15.

Principal Balances of the Group III Mortgage Loans as of the Cut-off Date

Range ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
1.00 - 25,000.00	10	197,741.04	0.04	19,774.10	10.008	89.84	89.84	685
25,000.01 - 50,000.00	66	2,819,899.11	0.57	42,725.74	10.747	89.50	89.50	651
50,000.01 - 75,000.00	184	11,647,557.37	2.35	63,301.94	9.707	81.82	81.91	610
75,000.01 - 100,000.00	274	23,978,018.18	4.84	87,511.02	9.207	82.70	82.86	610
100,000.01 - 125,000.00	235	26,437,389.08	5.34	112,499.53	8.835	83.65	84.50	612
125,000.01 - 150,000.00	251	34,611,941.33	6.99	137,896.18	8.688	83.28	84.34	612
150,000.01 - 175,000.00	210	34,138,964.59	6.89	162,566.50	8.350	83.77	86.08	625
175,000.01 - 200,000.00	156	29,188,195.24	5.89	187,103.82	8.102	83.08	86.16	612
200,000.01 - 225,000.00	109	23,312,398.05	4.71	213,875.21	8.136	83.24	87.71	620
225,000.01 - 250,000.00	129	30,670,507.61	6.19	237,755.87	8.128	84.66	88.59	637
250,000.01 - 275,000.00	81	21,389,734.92	4.32	264,070.80	8.028	85.68	89.60	635
275,000.01 - 300,000.00	79	22,769,928.74	4.60	288,226.95	8.119	87.67	94.14	641
300,000.01 - 350,000.00	103	33,296,031.71	6.72	323,262.44	7.983	85.28	91.24	643
350,000.01 - 400,000.00	73	27,475,502.78	5.55	376,376.75	7.795	84.93	92.05	656
400,000.01 - 450,000.00	99	42,420,346.15	8.57	428,488.34	7.971	86.57	90.73	649
450,000.01 - 500,000.00	90	42,776,661.89	8.64	475,296.24	7.898	83.75	87.68	638
500,000.01 - 600,000.00	79	43,419,848.17	8.77	549,618.33	7.832	85.46	91.23	665
600,000.01 - 700,000.00	36	23,179,891.09	4.68	643,885.86	7.926	83.59	89.99	663
700,000.01 - 800,000.00	8	6,010,593.40	1.21	751,324.18	7.812	79.90	83.99	677
800,000.01 - 900,000.00	6	5,087,442.38	1.03	847,907.06	7.544	67.80	71.07	671
900,000.01 - 1,000,000.00	7	6,737,622.51	1.36	962,517.50	7.636	74.82	88.30	703
1,000,000.01 - 1,100,000.00	1	1,050,000.00	0.21	1,050,000.00	7.375	75.00	100.00	716
1,100,000.01 - 1,200,000.00	1	1,155,000.00	0.23	1,155,000.00	7.875	70.00	90.00	721
1,400,000.01 - 1,430,000.00	1	1,430,000.00	0.29	1,430,000.00	7.625	65.00	75.00	665
Total:	2,288	495,201,215.34	100.00	216,434.10	8.202	84.02	88.11	638

The average loan balance of the mortgage loans as of the cut-off date was $216,434.10.

Gross Mortgage Tates of the Group III Mortgage Loans as of Cut-off Date

Range of Gross Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
4.875 - 5.000	3	668,774.69	0.14	222,924.90	4.943	71.07	79.88	664
5.001 - 5.500	3	844,447.29	0.17	281,482.43	5.365	66.97	66.97	642
5.501 - 6.000	15	3,812,983.71	0.77	254,198.91	5.812	73.44	74.44	666
6.001 - 6.500	98	24,795,757.32	5.01	253,017.93	6.350	72.29	78.95	700
6.501 - 7.000	266	71,114,839.37	14.36	267,349.02	6.850	76.60	84.05	669
7.001 - 7.500	234	68,236,284.05	13.78	291,608.05	7.326	79.13	86.74	655
7.501 - 8.000	355	92,942,567.16	18.77	261,810.05	7.831	82.89	88.47	642
8.001 - 8.500	252	52,318,622.59	10.57	207,613.58	8.331	84.84	87.67	625
8.501 - 9.000	366	78,557,255.06	15.86	214,637.31	8.822	89.78	91.14	612
9.001 - 9.500	191	35,532,290.67	7.18	186,032.94	9.353	90.58	90.94	609
9.501 - 10.000	210	33,122,898.83	6.69	157,728.09	9.829	91.52	91.67	592
10.001 - 10.500	74	11,301,682.31	2.28	152,725.44	10.312	89.83	90.31	607
10.501 - 11.000	68	8,060,368.17	1.63	118,534.83	10.864	95.45	95.45	619
11.001 - 11.500	38	3,792,623.99	0.77	99,805.89	11.355	94.25	94.43	620
11.501 - 12.000	51	4,575,680.42	0.92	89,719.22	11.854	98.13	98.13	660
12.001 - 12.500	27	2,500,526.09	0.50	92,612.08	12.385	99.50	99.50	651
12.501 - 13.000	19	1,698,954.87	0.34	89,418.68	12.910	99.53	99.53	654
13.001 - 13.500	9	720,734.79	0.15	80,081.64	13.374	100.00	100.00	655
13.501 - 14.000	4	287,303.87	0.06	71,825.97	13.907	99.98	99.98	654
14.001 - 14.500	3	207,506.72	0.04	69,168.91	14.251	100.00	100.00	646
14.501 - 15.000	1	69,958.43	0.01	69,958.43	14.750	100.00	100.00	643
15.501 - 15.950	1	39,154.94	0.01	39,154.94	15.950	65.00	65.00	556
Total:	2,288	495,201,215.34	100.00	216,434.10	8.202	84.02	88.11	638

The weighted-average mortgage rate of the mortgage loans as of the cut-off date was 8.202%.

Original Term to Maturity of the Group III Mortgage Loans

Original Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
120 - 240	281	25,108,687.42	5.07	89,354.76	10.447	91.28	91.28	661
241 - 360	2,007	470,092,527.92	94.93	234,226.47	8.082	83.64	87.94	636
Total:	2,288	495,201,215.34	100.00	216,434.10	8.202	84.02	88.11	638

The weighted-average original term to maturity of the mortgage loans as of the cut-off date was 351 months.

Remaining Term to Maturity of the Group III Mortgage Loans

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
111 - 120	5	285,095.33	0.06	57,019.07	8.907	67.24	67.24	614
121 - 180	237	21,197,119.52	4.28	89,439.32	10.807	93.51	93.51	670
181 - 240	39	3,626,472.57	0.73	92,986.48	8.461	80.09	80.09	608
241 - 300	1	39,154.94	0.01	39,154.94	15.950	65.00	65.00	556
301 - 359	2,006	470,053,372.98	94.92	234,323.72	8.082	83.64	87.94	636
Total:	2,288	495,201,215.34	100.00	216,434.10	8.202	84.02	88.11	638

The weighted-average remaining term to maturity of the mortgage loans as of the cut-off date was 347 months.

Seasoning of the Group III Mortgage Loans

Seasoning (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
1-6	2,036	441,055,289.34	89.07	216,628.33	8.122	83.43	87.67	637
7-12	203	45,818,254.58	9.25	225,705.69	8.951	90.28	92.75	647
13 - 18	39	6,703,948.28	1.35	171,896.11	8.482	82.15	86.58	604
19 - 24	7	1,408,824.82	0.28	201,260.69	7.019	76.58	82.79	577
37 - 42	1	117,403.74	0.02	117,403.74	9.130	77.19	77.19	653
43 - 48	1	58,339.64	0.01	58,339.64	12.125	100.00	100.00	632
85 - 86	1	39,154.94	0.01	39,154.94	15.950	65.00	65.00	556
Total:	2,288	495,201,215.34	100.00	216,434.10	8.202	84.02	88.11	638

The weighted-average seasoning of the mortgage loans as of the cut-off date was 4 months.

Combined Loan-To-Value Ratio of the Group III Mortgage Loans at Origination(1)

Combined Loan-To-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
9.82 - 10.00	1	54,202.84	0.01	54,202.84	6.350	9.82	9.82	751
10.01 - 15.00	1	59,885.57	0.01	59,885.57	8.300	11.21	11.21	650
15.01 - 20.00	4	303,850.69	0.06	75,962.67	9.130	17.15	17.15	604
20.01 - 25.00	6	744,747.38	0.15	124,124.56	7.498	22.81	22.81	605
25.01 - 30.00	4	357,074.70	0.07	89,268.68	7.590	27.09	27.09	643
30.01 - 35.00	9	1,115,708.71	0.23	123,967.63	7.270	31.29	31.29	599
35.01 - 40.00	19	3,146,697.36	0.64	165,615.65	6.993	37.92	37.92	633
40.01 - 45.00	14	2,278,944.19	0.46	162,781.73	7.303	42.53	42.53	637
45.01 - 50.00	27	3,655,891.63	0.74	135,403.39	7.366	47.35	47.35	596
50.01 - 55.00	41	7,054,173.10	1.42	172,053.00	7.646	53.15	53.15	591
55.01 - 60.00	40	6,569,945.54	1.33	164,248.64	7.425	58.12	58.25	603
60.01 - 65.00	58	12,829,702.27	2.59	221,201.76	7.453	62.98	64.46	643
65.01 - 70.00	110	22,777,772.97	4.60	207,070.66	7.592	68.71	70.62	626
70.01 - 75.00	144	39,161,554.72	7.91	271,955.24	7.728	74.07	77.56	627
75.01 - 80.00	565	147,391,875.44	29.76	260,870.58	7.552	79.68	91.96	657
80.01 - 85.00	216	41,858,850.67	8.45	193,790.98	8.354	84.33	84.56	595
85.01 - 90.00	272	59,306,179.54	11.98	218,037.42	8.563	89.50	89.54	617
90.01 - 95.00	82	17,695,355.52	3.57	215,797.02	8.720	94.57	94.57	642
95.01 - 100.00	675	128,838,802.50	26.02	190,872.30	9.138	99.86	99.86	649
Total:	2,288	495,201,215.34	100.00	216,434.10	8.202	84.02	88.11	638

The weighted-average Combined loan-to-value ratio of the mortgage loans as of the cut-off date was 84.02%.
(1) Combined LTV = Principal Balance at Origination + Senior Lien Balance (as applicable) / property value

Fully Combined Loan-To-Value Ratio of the Group III Mortgage Loans at Origination(1)

Fully Combined Loan-To-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
9.82 - 10.00	1	54,202.84	0.01	54,202.84	6.350	9.82	9.82	751
10.01 - 15.00	1	59,885.57	0.01	59,885.57	8.300	11.21	11.21	650
15.01 - 20.00	4	303,850.69	0.06	75,962.67	9.130	17.15	17.15	604
20.01 - 25.00	6	744,747.38	0.15	124,124.56	7.498	22.81	22.81	605
25.01 - 30.00	4	357,074.70	0.07	89,268.68	7.590	27.09	27.09	643
30.01 - 35.00	9	1,115,708.71	0.23	123,967.63	7.270	31.29	31.29	599
35.01 - 40.00	19	3,146,697.36	0.64	165,615.65	6.993	37.92	37.92	633
40.01 - 45.00	14	2,278,944.19	0.46	162,781.73	7.303	42.53	42.53	637
45.01 - 50.00	27	3,655,891.63	0.74	135,403.39	7.366	47.35	47.35	596
50.01 - 55.00	41	7,054,173.10	1.42	172,053.00	7.646	53.15	53.15	591
55.01 - 60.00	39	6,462,698.65	1.31	165,710.22	7.428	58.14	58.14	603
60.01 - 65.00	56	10,701,774.58	2.16	191,103.12	7.395	62.66	62.66	635
65.01 - 70.00	107	20,702,388.45	4.18	193,480.27	7.614	68.52	68.56	619
70.01 - 75.00	138	35,622,707.85	7.19	258,135.56	7.773	73.48	74.01	620
75.01 - 80.00	266	52,985,320.86	10.70	199,192.94	7.835	79.28	79.28	613
80.01 - 85.00	214	41,115,384.77	8.30	192,127.97	8.354	84.31	84.31	594
85.01 - 90.00	288	67,355,685.86	13.60	233,873.91	8.398	87.86	89.55	626
90.01 - 95.00	97	23,108,357.74	4.67	238,230.49	8.404	91.16	94.54	647
95.01 - 100.00	957	218,375,720.41	44.10	228,187.80	8.435	91.60	99.89	663
Total:	2,288	495,201,215.34	100.00	216,434.10	8.202	84.02	88.11	638
The weighted-average Fully Combined loan-to-value ratio of the mortgage loans as of the cut-off date was 88.11%.
(1) Fully Combined LTV = Principal Balance at Origination+ Senior and known Junior Lien Balances (as applicable) / property value

Occupancy Type of the Group III Mortgage Loans at Origination

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Primary	2,201	478,922,323.06	96.71	217,593.06	8.200	84.34	88.53	637
Investor	72	10,334,258.65	2.09	143,531.37	8.612	72.30	72.53	658
Second Home	15	5,944,633.63	1.20	396,308.91	7.673	78.71	81.06	664
Total:	2,288	495,201,215.34	100.00	216,434.10	8.202	84.02	88.11	638

Property Types of the Group III Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
2-4 Family	102	27,531,823.31	5.56	269,919.84	8.214	83.00	87.73	657
Condo	126	25,535,609.71	5.16	202,663.57	7.974	82.30	87.08	651
Condo High	8	2,388,563.47	0.48	298,570.43	8.316	89.24	94.60	688
Condo Mid	3	666,259.24	0.13	222,086.41	8.211	77.24	83.45	650
Modular	4	513,983.38	0.10	128,495.85	7.950	87.34	87.34	624
PUD	278	73,754,834.02	14.89	265,305.16	8.200	84.99	90.64	642
Single Family Attach	79	14,470,627.16	2.92	183,172.50	7.987	82.88	86.32	639
Single Family Detach	1,675	348,404,948.40	70.36	208,002.95	8.227	84.04	87.72	634
Townhouse	13	1,934,566.65	0.39	148,812.82	8.185	84.11	87.34	620
Total:	2,288	495,201,215.34	100.00	216,434.10	8.202	84.02	88.11	638

Loan Purpose of the Group III Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Cash-Out Refinance	1,377	284,394,375.29	57.43	206,531.86	8.085	81.14	82.69	620
Purchase	813	192,974,170.83	38.97	237,360.60	8.403	88.63	96.71	664
Rate/Term Refinance	98	17,832,669.22	3.60	181,966.01	7.906	80.20	81.46	640
Total:	2,288	495,201,215.34	100.00	216,434.10	8.202	84.02	88.11	638

Documentation of the Group III Mortgage Loans at Origination

Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Alt	125	35,931,998.70	7.26	287,455.99	8.086	80.44	86.51	638
Full	1,361	250,295,301.42	50.54	183,905.44	8.233	85.18	86.83	612
No Doc	3	1,161,080.70	0.23	387,026.90	7.277	71.55	76.81	717
No Ratio	77	21,695,925.82	4.38	281,765.27	7.585	80.02	95.90	689
Stated Income Stated Assets	21	5,158,668.35	1.04	245,650.87	8.455	83.15	97.28	676
Stated Self-Employed	285	81,995,081.60	16.56	287,702.04	8.176	80.80	85.08	659
Stated Wage-Earner	416	98,963,158.75	19.98	237,892.21	8.322	86.14	92.37	670
Total:	2,288	495,201,215.34	100.00	216,434.10	8.202	84.02	88.11	638

Lien Position of the Group III Mortgage Loans at Origination

Lien Position	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
First	2,076	477,293,335.70	96.38	229,910.08	8.079	83.45	87.69	636
Second	212	17,907,879.64	3.62	84,471.13	11.490	99.30	99.30	677
Total:	2,288	495,201,215.34	100.00	216,434.10	8.202	84.02	88.11	638

Index of the Group III Adjustable-Rate Mortgage Loans

Index	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Six-Month LIBOR	1,162	326,686,327.17	100.00	281,141.42	8.100	84.87	90.49	641
Total:	1,162	326,686,327.17	100.00	281,141.42	8.100	84.87	90.49	641

Prepayment Penalty Status of the Group III Mortgage Loans at Origination

Prepayment Penalty Status	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Has Prepayment Penalties	1,892	414,613,431.94	83.73	219,140.29	8.152	84.55	88.50	638
Has No Prepayment Penalties	396	80,587,783.40	16.27	203,504.50	8.459	81.30	86.08	634
Total:	2,288	495,201,215.34	100.00	216,434.10	8.202	84.02	88.11	638

Prepayment Penalty Term of the Group III Mortgage Loans at Origination

Prepayment Penalty Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
0	396	80,587,783.40	16.27	203,504.50	8.459	81.30	86.08	634
6	20	7,728,987.28	1.56	386,449.36	8.313	78.87	89.47	682
12	180	65,946,981.48	13.32	366,372.12	7.822	81.28	87.99	668
18	4	999,563.43	0.20	249,890.86	9.309	89.69	93.18	648
24	97	25,377,860.66	5.12	261,627.43	8.318	83.31	90.94	650
30	2	788,336.25	0.16	394,168.13	8.256	75.97	75.97	656
36	674	168,969,304.93	34.12	250,696.30	8.136	86.36	91.07	642
42	7	1,175,218.45	0.24	167,888.35	8.333	91.79	93.58	656
48	29	4,309,101.31	0.87	148,589.70	8.753	89.55	90.55	615
60	879	139,318,078.15	28.13	158,496.11	8.261	84.25	85.05	616
Total:	2,288	495,201,215.34	100.00	216,434.10	8.202	84.02	88.11	638

Geographic Concentration of the Group III Mortgage Loans

Location	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
California	311	101,199,678.43	20.44	325,400.90	7.772	80.83	87.55	660
Florida	429	87,771,250.33	17.72	204,594.99	8.136	83.33	87.37	636
New York	120	43,466,192.80	8.78	362,218.27	7.850	81.39	84.89	657
Texas	203	27,194,185.57	5.49	133,961.51	8.430	81.81	82.89	613
Ohio	133	19,905,067.96	4.02	149,662.17	8.899	92.70	93.14	604
Arizona	73	16,749,805.45	3.38	229,449.39	8.166	85.60	89.49	642
Maryland	54	13,624,529.21	2.75	252,306.10	8.100	80.97	86.12	617
Virginia	63	13,424,279.23	2.71	213,083.80	8.462	88.23	89.19	621
Illinois	56	13,099,269.36	2.65	233,915.52	8.849	86.87	90.92	641
New Jersey	49	13,077,391.77	2.64	266,885.55	8.151	80.95	88.06	634
Washington	52	12,736,207.42	2.57	244,927.07	7.846	83.49	84.99	635
Pennsylvania	78	12,106,959.36	2.44	155,217.43	8.649	86.97	88.94	615
Georgia	65	11,707,271.27	2.36	180,111.87	8.767	90.79	94.12	634
Massachusetts	40	11,345,316.86	2.29	283,632.92	8.036	78.16	82.82	640
Tennessee	82	9,907,654.43	2.00	120,825.05	8.761	89.57	90.37	605
Oregon	36	7,946,612.79	1.60	220,739.24	8.008	87.16	90.35	631
Nevada	33	7,733,487.34	1.56	234,348.10	8.492	86.96	92.94	651
Utah	24	7,092,961.68	1.43	295,540.07	8.763	90.40	95.98	638
Missouri	48	6,216,932.28	1.26	129,519.42	8.912	90.41	91.12	617
Hawaii	18	6,130,430.88	1.24	340,579.49	7.179	83.30	90.02	674
Connecticut	25	6,042,883.46	1.22	241,715.34	8.789	86.35	87.66	639
Colorado	26	5,070,772.09	1.02	195,029.70	8.091	86.66	93.86	640
Indiana	39	4,951,469.79	1.00	126,960.76	9.096	89.25	89.25	596
Michigan	26	4,836,162.98	0.98	186,006.27	8.179	85.93	93.35	645
Mississippi	24	4,318,758.54	0.87	179,948.27	8.690	86.09	94.93	623
Oklahoma	40	3,924,040.51	0.79	98,101.01	8.937	87.27	87.27	587
Louisiana	17	2,593,444.27	0.52	152,555.55	8.575	87.57	87.57	617
Minnesota	11	2,146,521.26	0.43	195,138.30	8.532	89.57	93.95	637
Alabama	12	2,120,321.24	0.43	176,693.44	9.049	91.40	91.73	620
North Carolina	7	2,088,735.99	0.42	298,390.86	7.921	83.59	93.80	663
New Mexico	9	2,002,689.20	0.40	222,521.02	7.933	81.31	92.96	678
Kentucky	16	1,870,863.94	0.38	116,929.00	9.064	91.50	91.50	583
Rhode Island	6	1,662,014.79	0.34	277,002.47	8.699	81.64	94.45	628
New Hampshire	5	1,314,891.30	0.27	262,978.26	8.478	81.25	86.11	693
Wisconsin	11	1,253,943.16	0.25	113,994.83	8.265	84.79	84.79	615
Idaho	6	1,048,752.92	0.21	174,792.15	8.194	88.03	88.03	625
Delaware	3	977,336.73	0.20	325,778.91	9.223	89.54	89.54	578
Maine	5	905,847.40	0.18	181,169.48	8.538	79.27	79.27	579
Nebraska	6	630,888.66	0.13	105,148.11	8.629	93.92	93.92	682
South Carolina	6	536,190.20	0.11	89,365.03	8.470	70.37	75.12	607
Montana	4	532,131.86	0.11	133,032.97	8.709	80.60	80.60	636
Kansas	5	452,185.79	0.09	90,437.16	8.857	92.37	92.37	606
Alaska	2	285,362.40	0.06	142,681.20	7.746	77.37	77.37	592
District of Columbia	2	264,323.01	0.05	132,161.51	12.732	100.00	100.00	642
West Virginia	1	215,388.91	0.04	215,388.91	8.375	53.21	53.21	526
North Dakota	2	200,367.78	0.04	100,183.89	7.773	80.40	80.40	657
Arkansas	2	198,027.69	0.04	99,013.85	9.877	85.00	85.00	580
Iowa	2	188,585.26	0.04	94,292.63	9.641	90.67	90.67	591
Vermont	1	132,829.79	0.03	132,829.79	8.250	71.51	71.51	553
Total:	2,288	495,201,215.34	100.00	216,434.10	8.202	84.02	88.11	638

Mortgage Insurance Status of the Group III Mortgage Loans

Mortgage Insurance Status	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
None	2,288	495,201,215.34	100.00	216,434.10	8.202	84.02	88.11	638
Total:	2,288	495,201,215.34	100.00	216,434.10	8.202	84.02	88.11	638

Credit Score of the Group III Mortgage Loans at Origination

Credit Score	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
N/A	5	564,589.26	0.11	112,917.85	9.859	58.64	58.64	N/A
425 - 449	1	109,468.68	0.02	109,468.68	9.150	38.33	38.33	435
450 - 474	4	641,890.98	0.13	160,472.75	9.080	69.33	69.33	464
475 - 499	11	1,464,111.58	0.30	133,101.05	9.306	63.62	63.62	485
500 - 524	146	22,627,695.64	4.57	154,984.22	9.213	76.04	76.04	512
525 - 549	128	20,249,438.05	4.09	158,198.73	8.865	78.82	78.85	536
550 - 574	176	31,212,244.73	6.30	177,342.30	8.564	79.08	79.08	563
575 - 599	288	56,749,280.18	11.46	197,046.11	8.603	87.15	87.33	587
600 - 624	288	57,651,905.58	11.64	200,180.23	8.271	84.89	85.83	611
625 - 649	374	80,393,010.35	16.23	214,954.57	8.190	86.29	90.22	638
650 - 674	372	90,785,915.69	18.33	244,048.16	8.148	85.20	92.25	662
675 - 699	240	61,297,997.05	12.38	255,408.32	7.853	84.81	92.40	685
700 - 724	110	30,080,547.38	6.07	273,459.52	7.785	84.98	92.66	710
725 - 749	80	23,656,980.39	4.78	295,712.25	7.389	83.45	89.19	737
750 - 774	38	12,067,321.27	2.44	317,561.09	7.240	78.96	88.96	758
775 - 799	24	4,803,657.98	0.97	200,152.42	6.914	78.15	87.18	786
800 - 804	3	845,160.55	0.17	281,720.18	7.491	94.21	99.65	803
Total:	2,288	495,201,215.34	100.00	216,434.10	8.202	84.02	88.11	638

The non-zero weighted-average credit score of the mortgage loans as of the cut-off date was 638.

Debt-To-Income Ratio of the Group III Mortgage Loans at Origination

Debt-To-Income Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
N/A	80	22,857,006.52	4.62	285,712.58	7.569	79.59	94.93	691
2.50 - 10.00	10	3,536,806.15	0.71	353,680.62	7.467	80.55	93.34	681
10.01 - 20.00	42	8,226,125.16	1.66	195,860.12	8.165	78.80	83.30	639
20.01 - 30.00	175	26,364,125.48	5.32	150,652.15	8.151	78.26	79.61	607
30.01 - 40.00	487	85,479,963.20	17.26	175,523.54	8.193	82.71	85.25	629
40.01 - 50.00	1,383	320,466,461.75	64.71	231,718.34	8.289	85.19	89.12	638
50.01 - 60.00	111	28,270,727.08	5.71	254,691.23	7.914	85.72	88.40	636
Total:	2,288	495,201,215.34	100.00	216,434.10	8.202	84.02	88.11	638

The non-zero weighted-average debt-to-income ratio of the mortgage loans as of the cut-off date was 42.31%.

Channel of the Group III Mortgage Loans

Channel	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Wholesale	1,365	331,566,242.45	66.96	242,905.67	8.293	85.35	91.04	649
Retail	923	163,634,972.89	33.04	177,285.99	8.018	81.33	82.16	615
Total:	2,288	495,201,215.34	100.00	216,434.10	8.202	84.02	88.11	638

Margin of the Group III Adjustable-Rate Mortgage Loans

Range of Margins of the Adjustable Rate Mortgage Loans (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
2.250 - 2.500	106	39,978,518.65	12.24	377,155.84	7.156	76.71	93.76	683
2.501 - 3.000	27	7,137,377.13	2.18	264,347.30	6.748	74.39	80.73	698
3.001 - 3.500	65	17,704,996.45	5.42	272,384.56	6.850	79.01	83.91	658
3.501 - 4.000	106	33,358,790.84	10.21	314,705.57	7.064	78.99	88.28	662
4.001 - 4.500	155	47,081,409.69	14.41	303,751.03	7.572	83.85	89.00	648
4.501 - 5.000	164	49,174,189.53	15.05	299,842.62	8.058	84.77	90.40	640
5.001 - 5.500	134	35,482,036.49	10.86	264,791.32	8.531	87.17	89.23	627
5.501 - 6.000	175	48,423,627.65	14.82	276,706.44	8.849	91.43	92.97	623
6.001 - 6.500	99	22,365,367.59	6.85	225,912.80	9.410	90.51	91.49	603
6.501 - 7.000	79	17,160,668.15	5.25	217,223.65	9.809	93.72	94.99	599
7.001 - 7.500	22	4,554,970.65	1.39	207,044.12	10.429	95.28	95.28	594
7.501 - 8.000	19	2,901,858.22	0.89	152,729.38	10.380	94.54	94.54	597
8.001 - 8.500	9	1,147,781.24	0.35	127,531.25	10.470	84.23	84.84	550
8.501 - 9.000	1	134,761.83	0.04	134,761.83	11.990	100.00	100.00	589
9.501 - 10.000	1	79,973.06	0.02	79,973.06	13.000	90.00	90.00	568
Total:	1,162	326,686,327.17	100.00	281,141.42	8.100	84.87	90.49	641

The weighted-average margin of the adjustable rate mortgage loans as of the cut-off date was 4.711%.

Next Rate Adjustment Date of the Group III Adjustable-Rate Mortgage Loans

Next Rate Adjustment Date of the Adjustable Rate Mortgage Loans	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
2007-06	1	58,339.64	0.02	58,339.64	12.125	100.00	100.00	632
2007-07	2	426,015.23	0.13	213,007.62	6.901	83.68	83.68	589
2007-09	2	226,165.13	0.07	113,082.57	9.188	78.40	78.40	588
2007-10	2	776,646.05	0.24	388,323.03	6.872	74.55	85.80	574
2007-11	3	655,225.99	0.20	218,408.66	7.141	82.28	97.72	666
2007-12	4	619,701.48	0.19	154,925.37	8.690	86.95	94.49	606
2008-01	2	524,943.40	0.16	262,471.70	7.049	64.65	64.65	543
2008-02	1	130,229.48	0.04	130,229.48	7.500	100.00	100.00	665
2008-03	2	377,779.47	0.12	188,889.74	6.240	73.32	73.32	672
2008-04	3	513,600.81	0.16	171,200.27	9.064	87.29	91.99	588
2008-05	6	968,895.91	0.30	161,482.65	9.621	83.61	87.41	582
2008-06	3	1,275,951.84	0.39	425,317.28	7.315	78.19	84.24	632
2008-07	8	3,052,592.63	0.93	381,574.08	9.024	71.25	77.90	673
2008-08	5	1,934,336.24	0.59	386,867.25	9.078	83.94	83.94	652
2008-09	19	7,330,893.92	2.24	385,836.52	8.735	89.28	94.60	649
2008-10	4	823,113.69	0.25	205,778.42	9.633	99.94	99.94	637
2008-11	6	1,976,365.91	0.60	329,394.32	9.650	90.22	90.22	612
2008-12	5	1,613,970.64	0.49	322,794.13	8.983	85.37	92.21	638
2009-01	14	3,516,803.47	1.08	251,200.25	8.083	81.74	90.30	634
2009-02	26	8,860,483.01	2.71	340,787.81	7.975	81.85	90.68	660
2009-03	14	3,525,828.26	1.08	251,844.88	8.274	78.88	86.44	643
2009-04	4	702,749.46	0.22	175,687.37	9.916	82.56	82.56	531
2009-05	7	708,331.26	0.22	101,190.18	9.380	92.53	95.91	616
2009-06	3	548,508.81	0.17	182,836.27	8.355	82.37	97.63	669
2009-07	5	2,062,002.72	0.63	412,400.54	8.116	84.56	96.57	706
2009-08	4	795,038.41	0.24	198,759.60	9.223	99.05	99.05	614
2009-09	15	3,991,605.39	1.22	266,107.03	8.924	97.53	98.47	661
2009-10	23	7,879,806.17	2.41	342,600.27	8.836	96.80	96.80	641
2009-11	61	16,542,381.75	5.06	271,186.59	8.595	94.94	96.24	625
2009-12	81	22,251,226.97	6.81	274,706.51	8.526	94.96	96.05	633
2010-01	159	44,813,620.02	13.72	281,846.67	8.185	87.04	90.61	633
2010-02	243	69,749,362.73	21.35	287,034.41	7.947	83.55	89.83	637
2010-03	175	47,719,368.04	14.61	272,682.10	8.111	80.24	85.34	631
2010-04	5	1,174,142.46	0.36	234,828.49	7.881	85.42	85.42	653
2011-07	1	457,888.05	0.14	457,888.05	6.425	79.31	79.31	714
2011-10	1	588,964.32	0.18	588,964.32	8.600	98.33	98.33	676
2011-11	11	2,732,235.36	0.84	248,385.03	8.366	92.61	97.83	637
2011-12	17	6,972,530.65	2.13	410,148.86	8.062	84.64	90.31	659
2012-01	47	9,751,579.38	2.98	207,480.41	7.592	83.55	91.50	639
2012-02	79	22,402,321.94	6.86	283,573.70	7.413	80.47	90.91	668
2012-03	80	21,268,875.66	6.51	265,860.95	7.615	80.29	92.43	658
2012-04	1	365,285.22	0.11	365,285.22	6.750	80.00	100.00	642
2014-01	3	1,273,920.20	0.39	424,640.07	7.090	72.30	79.77	680
2014-02	5	2,746,700.00	0.84	549,340.00	6.704	65.23	74.57	701
Total:	1,162	326,686,327.17	100.00	281,141.42	8.100	84.87	90.49	641

The weighted-average next rate adjustment date of the adjustable rate mortgage loans as of the cut-off date was April 26, 2010.

Maximum Mortgage Rate of the Group III Adjustable-Rate Mortgage Loans

Range of Maximum Mortgage Rates of the Adjustable Rate Mortgage Loans (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
8.375 - 8.500	1	294,598.01	0.09	294,598.01	4.875	80.00	100.00	647
11.001 - 11.500	1	457,888.05	0.14	457,888.05	6.425	79.31	79.31	714
11.501 - 12.000	1	112,250.33	0.03	112,250.33	5.925	80.00	80.00	590
12.001 - 12.500	23	7,767,061.98	2.38	337,698.35	6.377	73.79	85.85	703
12.501 - 13.000	43	13,696,724.86	4.19	318,528.49	6.772	78.66	96.02	683
13.001 - 13.500	54	17,629,068.16	5.40	326,464.23	6.910	76.15	90.28	688
13.501 - 14.000	125	42,406,293.80	12.98	339,250.35	7.064	77.36	87.11	669
14.001 - 14.500	133	42,895,987.00	13.13	322,526.22	7.376	81.96	88.99	658
14.501 - 15.000	192	57,974,464.55	17.75	301,950.34	7.854	85.02	90.68	645
15.001 - 15.500	137	35,247,906.62	10.79	257,283.99	8.346	85.74	88.67	625
15.501 - 16.000	186	51,233,312.69	15.68	275,447.92	8.828	91.36	92.90	617
16.001 - 16.500	97	22,978,177.75	7.03	236,888.43	9.391	90.67	91.22	617
16.501 - 17.000	106	22,103,727.94	6.77	208,525.74	9.823	92.42	92.65	592
17.001 - 17.500	30	5,816,802.46	1.78	193,893.42	10.251	92.08	93.00	581
17.501 - 18.000	23	4,583,215.01	1.40	199,270.22	10.829	96.43	96.43	603
18.001 - 18.500	7	1,129,425.38	0.35	161,346.48	11.266	86.32	86.94	530
18.501 - 19.000	2	279,449.52	0.09	139,724.76	11.866	100.00	100.00	623
19.501 - 20.000	1	79,973.06	0.02	79,973.06	13.000	90.00	90.00	568
Total:	1,162	326,686,327.17	100.00	281,141.42	8.100	84.87	90.49	641

The weighted-average maximum mortgage rate of the adjustable rate mortgage loans as of the cut-off date was 14.955%.

Minimum Mortgage Rate of the Group III Adjustable-Rate Mortgage Loans

Range of Minimum Mortgage Rates of the Adjustable Rate Mortgage Loans (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
2.250 - 2.500	104	39,396,900.87	12.06	378,816.35	7.138	76.58	93.88	686
2.501 - 3.000	2	399,921.00	0.12	199,960.50	7.125	80.00	100.00	765
3.501 - 4.000	1	269,592.00	0.08	269,592.00	6.750	80.00	100.00	648
4.001 - 4.500	1	1,050,000.00	0.32	1,050,000.00	7.375	75.00	100.00	716
5.001 - 5.500	2	415,172.34	0.13	207,586.17	5.492	80.00	100.00	653
5.501 - 6.000	3	564,407.64	0.17	188,135.88	5.769	73.08	73.08	640
6.001 - 6.500	32	8,121,338.54	2.49	253,791.83	6.392	73.96	80.00	689
6.501 - 7.000	107	33,543,812.38	10.27	313,493.57	6.862	78.47	86.33	668
7.001 - 7.500	130	42,192,327.42	12.92	324,556.36	7.348	81.93	88.40	655
7.501 - 8.000	189	56,682,516.54	17.35	299,907.49	7.832	85.13	90.51	645
8.001 - 8.500	136	34,893,786.35	10.68	256,571.96	8.336	85.80	88.76	625
8.501 - 9.000	187	51,680,370.70	15.82	276,365.62	8.824	91.25	92.96	617
9.001 - 9.500	97	22,476,141.84	6.88	231,712.80	9.361	91.29	91.85	614
9.501 - 10.000	107	22,255,017.94	6.81	207,990.82	9.824	92.37	92.59	592
10.001 - 10.500	31	6,672,958.64	2.04	215,256.73	10.239	89.25	90.05	595
10.501 - 11.000	22	4,537,793.17	1.39	206,263.33	10.821	96.59	96.59	604
11.001 - 11.500	7	1,129,425.38	0.35	161,346.48	11.266	86.32	86.94	530
11.501 - 12.000	3	324,871.36	0.10	108,290.45	11.837	97.20	97.20	615
12.501 - 13.000	1	79,973.06	0.02	79,973.06	13.000	90.00	90.00	568
Total:	1,162	326,686,327.17	100.00	281,141.42	8.100	84.87	90.49	641
The weighted-average minimum mortgage rate of the adjustable rate mortgage loans as of the cut-off date was 7.492%.

Initial Periodic Cap of the Group III Adjustable-Rate Mortgage Loans

Initial Periodic Cap of the Adjustable Rate Mortgage Loans (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
1.000	3	717,305.24	0.22	239,101.75	8.904	81.63	81.63	564
1.500	1,038	280,489,221.17	85.86	270,220.83	8.239	86.23	90.13	634
2.000	8	3,099,285.76	0.95	387,410.72	8.657	74.71	77.81	624
3.000	3	685,638.75	0.21	228,546.25	6.889	79.52	92.82	657
5.000	1	457,888.05	0.14	457,888.05	6.425	79.31	79.31	714
6.000	109	41,236,988.20	12.62	378,320.99	7.141	76.61	94.16	687
Total:	1,162	326,686,327.17	100.00	281,141.42	8.100	84.87	90.49	641

The weighted-average initial periodic cap of the adjustable rate mortgage loans as of the cut-off date was 2.080%.

Subsequent Periodic Cap of the Group III Adjustable-Rate Mortgage Loans

Subsequent Periodic Cap of the Adjustable Rate Mortgage Loans (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
1.000	3	717,305.24	0.22	239,101.75	8.904	81.63	81.63	564
1.500	1,038	280,489,221.17	85.86	270,220.83	8.239	86.23	90.13	634
2.000	117	44,336,273.96	13.57	378,942.51	7.247	76.48	93.01	683
3.000	3	685,638.75	0.21	228,546.25	6.889	79.52	92.82	657
5.000	1	457,888.05	0.14	457,888.05	6.425	79.31	79.31	714
Total:	1,162	326,686,327.17	100.00	281,141.42	8.100	84.87	90.49	641

The weighted-average subsequent periodic cap of the adjustable rate mortgage loans as of the cut-off date was 1.575%.

Interest Only Term of the Group III Mortgage Loans at Origination

Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
None	1,994	382,841,694.64	77.31	191,996.84	8.425	84.38	86.80	626
60	208	77,523,487.52	15.65	372,709.07	7.574	85.65	92.04	673
120	86	34,836,033.18	7.03	405,070.15	7.146	76.45	93.70	689
Total:	2,288	495,201,215.34	100.00	216,434.10	8.202	84.02	88.11	638

Historical Delinquency for Current Mortgage of the Group III Mortgage Loans (1)

Historical Delinquency (Past 12 Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
0 X 30	2,285	494,965,787.47	99.95	216,615.22	8.201	84.02	88.10	638
1 X 30	3	235,427.87	0.05	78,475.96	10.315	91.50	91.50	583
Total:	2,288	495,201,215.34	100.00	216,434.10	8.202	84.02	88.11	638

(1) Represents the Historical Delinquency of the borrower's current mortgage and excludes any payment history on any prior mortgages. Historical Delinquency data is as of 3/1/2007.

Rating Agency Contacts

Standard & Poor’s	Brendan Bliss: (212) 438-3794

Moody’s	Rachel Peng: (212) 553-3831